Exhibit (a)(1)(A)

Exhibit (a)(1)(A)

NAVIOS MARITIME HOLDINGS INC.

OFFER TO EXCHANGE

COMMON STOCK AND/OR CASH

FOR

ANY AND ALL OF THE OUTSTANDING AMERICAN DEPOSITARY SHARES, EACH

REPRESENTING 1/100TH OF A SHARE OF 8.75% SERIES G CUMULATIVE REDEEMABLE

PERPETUAL PREFERRED STOCK

AND

ANY AND ALL OF THE OUTSTANDING AMERICAN DEPOSITARY SHARES, EACH

REPRESENTING 1/100TH OF A SHARE OF 8.625% SERIES H CUMULATIVE REDEEMABLE

PERPETUAL PREFERRED STOCK

AND

CONSENT SOLICITATION STATEMENT

TO ADOPT THE PROPOSED AMENDED AND RESTATED

CERTIFICATES OF DESIGNATION FOR EACH SUCH SERIES OF PREFERRED STOCK

	CUSIP No.	Consideration Offered
American Depositary Shares, each representing 1/100th of a Share of 8.75% Series G Cumulative Redeemable Perpetual Preferred Stock (NYSE: NMpG)	63938Y 100	Either (a) $5.85 and/or (b) 4.77 shares of Common Stock per depositary share, provided that when a single depositary share is tendered, the holder must elect to receive only Common Stock or only cash

American Depositary Shares, each representing 1/100th of a Share of 8.625% Series H Cumulative Redeemable Perpetual Preferred Stock (NYSE: NMpH)	63938Y 308	Either (a) $5.75 and/or (b) 4.69 shares of Common Stock per depositary share, provided that when a single depositary share is tendered, the holder must elect to receive only Common Stock or only cash

THE OFFER AND CONSENT SOLICITATION AND WITHDRAWAL RIGHTS EXPIRE

AT 11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 17, 2016.

WE MAY EXTEND THE OFFER AND CONSENT SOLICITATION PERIOD AND

WITHDRAWAL PERIOD AT ANY TIME.

Navios Maritime Holdings Inc. (“Navios Holdings,” the “Company,” “our,” “we” or “us”) is offering to exchange:

(1) newly issued shares of Common Stock, par value $.0001 per share, of Navios Holdings (NYSE: NM) (the “Common Stock”), and/or

(2) cash,

on the terms and conditions set forth in this Offer to Exchange and in the related letters of transmittal (the “Offer to Exchange”), for

(1) any and all outstanding American Depositary Shares (“Series G ADSs”), each representing 1/100th of a Share of 8.75% Series G Cumulative Redeemable Perpetual Preferred Stock (the “Series G Preferred”) and

(2) any and all outstanding American Depositary Shares (“Series H ADSs”), each representing 1/100th of a Share of 8.625% Series H Cumulative Redeemable Perpetual Preferred Stock (the “Series H Preferred” and, together with the Series G Preferred, the “Preferred Shares”).

The consideration to be received for the Series G ADSs or Series H ADSs shall be at the holder’s election. However, no more than 50% of the total number of Series G ADSs and Series H ADSs tendered will receive cash. If Series G ADSs and Series H ADSs are tendered in excess of this limit, they will be subject to proration procedures and all such excess Series G ADSs and Series H ADSs will be deemed to have been tendered for, and will automatically receive, shares of Common Stock. Series G ADSs or Series H ADSs tendered for Common Stock will not be subject to any proration. All such Series G ADSs and Series H ADSs tendered will receive Common Stock.

Concurrently with the Offer to Exchange, we are also soliciting consents from holders of the Preferred Shares to amend and restate the certificates of designation under which the Preferred Shares were issued to eliminate substantially all of the voting rights and restrictive covenants (the “Consent Solicitation” and, together with the Offer to Exchange, the “Exchange Offer”). The tender by a holder of Series G ADSs or Series H ADSs pursuant to this Exchange Offer will constitute the granting of consent by such holder to the proposed amended and restated Series G Preferred or Series H Preferred certificate of designation, as applicable. Such consent will be provided as an instruction to The Bank of New York Mellon, the Depositary, as the only “holder” of Preferred Shares, to vote the tendered Preferred Shares in favor of the proposed amended and restated certificates of designation. However, the proposed amended and restated certificates of designation will not become effective until the Exchange Offer is completed and the amended and restated certificates of designation approved by the holders of the majority of our outstanding Common Stock.

As of September 19, 2016, 2.0 million Series G ADSs and 4.8 million Series H ADSs were outstanding.

We are making the Exchange Offer to holders of Series G ADSs and Series H ADSs in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 3(a)(9) of the Securities Act.

We are offering to acquire Series G ADSs for:

(1) $5.85 in cash for every Series G ADS surrendered, and/or

(2) 4.77 shares of Common Stock for every Series G ADS surrendered, provided that when a single Series G ADS is tendered, the holder must elect to receive only Common Stock or only cash.

We are offering to acquire Series H ADSs for:

(1) $5.75 in cash for every Series H ADS surrendered, and/or

(2) 4.69 shares of Common Stock for every Series H ADS surrendered, provided that when a single Series H ADS is tendered, the holder must elect to receive only Common Stock or only cash.

You may elect to tender any portion of your Series G ADSs or Series H ADSs for Common Stock and any portion of your Series G ADSs or Series H ADSs for cash. However, no more than 50% of the total number of Series G ADSs and Series H ADSs tendered will receive cash. If Series G ADSs and Series H ADSs are tendered in excess of this limit, they will be subject to proration procedures and all such excess Series G ADSs and Series H ADSs will be deemed to have been tendered for, and will automatically receive, shares of Common Stock. Series G ADSs or Series H ADSs tendered for Common Stock will not be subject to any proration. All such Series G ADSs and Series H ADSs tendered will receive Common Stock.

The consideration to be paid for the Series G ADSs and the Series H ADSs has been determined by the volume weighted average price of the Series G ADSs and Series H ADSs, as applicable, consolidated and reported by Bloomberg, for the twenty consecutive trading days immediately preceding the date hereof (the “20-day VWAP”). The consideration paid in shares of Common Stock is equal to 105% of the 20-Day VWAP for the respective series of Series G ADSs or Series H ADSs and the consideration paid in cash is equal to 110% of the 20-Day VWAP for the respective series of Series G ADSs or Series H ADSs.

The Exchange Offer is being made exclusively to existing holders of Series G ADSs and Series H ADSs.

The exchange of Series G ADSs or Series H ADSs for shares of Common Stock or cash may not be suitable for you. By exchanging Series G ADSs or Series H ADSs for shares of Common Stock in the Exchange Offer, a holder would be exchanging a fixed yield preference security for a variable yield equity security. If all conditions to the Exchange Offer are satisfied or waived, we will acquire all Series G ADSs or Series H ADSs from all tendering holders. We currently anticipate the Exchange Offer settlement date will occur on October 20, 2016, although the date is subject to change as described below.

This Offer to Exchange and Consent Solicitation Statement is first being mailed to holders of the Series G ADSs and Series H ADSs on or around September 19, 2016.

The Information Agent for the Exchange Offer is:

Georgeson LLC

Call Toll-Free (888) 607-9252

Contact via E-mail at: Navios@georgeson.com

The date of this Offer to Exchange and Consent Solicitation Statement is September 19, 2016

The Exchange Offer will expire at 11:59 p.m., New York City Time, on October 17, 2016, unless extended or terminated by us. The term “expiration date” means 11:59 p.m., New York City Time, on October 17, 2016, unless we extend the period of time for which the Exchange Offer is open, in which case the term “expiration date” means the latest time and date on which the Exchange Offer, as so extended, expires.

The Depository Trust Company (“DTC”) and its direct and indirect participants, will establish their own cutoff dates and times to receive instructions to tender in this Exchange Offer, which will be earlier than the expiration date. You should contact your broker or other securities intermediary to determine the cutoff date and time applicable to you.

The last reported sales price of the Series G ADSs on the New York Stock Exchange (the “NYSE”) on September 16, 2016 was $5.38 per Series G ADS.

The last reported sales price of the Series H ADSs on the NYSE on September 16, 2016 was $5.30 per Series H ADS.

The last reported sales price of the Common Stock on the NYSE on September 16, 2016 was $1.17 per share of Common Stock.

See “Risk Factors” beginning on page 14 for a discussion of issues that you should consider with respect to the Exchange Offer.

You must make your own decision whether to tender Series G ADSs or Series H ADSs in the Exchange Offer and, if so, how many of such Series G ADSs or Series H ADSs to tender and the form of consideration to be paid therefor. Neither we, our Board of Directors, the Information Agent, the Exchange Agent, the Depositary, nor any affiliate of any of the foregoing or any other person is making any recommendation as to whether or not you should tender your Series G ADSs and Series H ADSs in the Exchange Offer. We have not authorized any person to make such a recommendation. You are urged to discuss your decision with your own tax advisor, financial advisor and/or broker.

We are making the Exchange Offer only to holders of Series G ADSs and Series H ADSs in reliance upon the exemption from the registration requirements of the Securities Act, afforded by Section 3(a)(9) of the Securities Act. We will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders and related consents of Series G ADSs and Series H ADSs. Our officers, directors and employees may solicit tenders and related consents from holders of our Series G ADSs and Series H ADSs and will answer inquiries concerning the Exchange Offer, but they will not receive additional compensation for soliciting tenders and related consents or answering any such inquiries.

The Exchange Offer has not been approved or disapproved by the Securities and Exchange Commission (the “SEC”), any state securities commission, or the similar commission or governmental agency of any foreign jurisdiction, nor has the SEC, any state securities commission, or the similar commission or governmental agency of any foreign jurisdiction determined whether the information in this Offer to Exchange and Consent Solicitation Statement is truthful or complete. Any representation to the contrary is a criminal offense.

SUMMARY TERM SHEET

The following is a summary of the terms of the Exchange Offer being provided for your convenience. It highlights certain material information in the Offer to Exchange, but before you make any decision with respect to the Exchange Offer, we urge you to read carefully this entire Offer to Exchange and Consent Solicitation Statement, including the section entitled “Risk Factors,” the related letters of transmittal and the descriptions of Common Stock, Series G Preferred and Series H Preferred and the other documents incorporated by reference into this Offer to Exchange and Consent Solicitation Statement. Our most recent Annual Report on Form 20-F and report on Form 6-K are available online at the SEC website (www.sec.gov) and our website (www.navios.com), and are also available from us upon request. See “Where You Can Find More Information.” The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offer to Exchange and Consent Solicitation Statement and the related letters of transmittal.

The Company	Navios Maritime Holdings Inc., a Republic of Marshall Islands corporation.

Series G ADSs Subject to the Exchange Offer	2.0 million

Series H ADSs Subject to the Exchange Offer	4.8 million

The Exchange Offer	Series G ADSs

We are offering to acquire Series G ADSs for (a) $5.85 in cash for each Series G ADS surrendered and/or (b) 4.77 shares of Common Stock for each Series G ADS surrendered, provided that when a single depositary share is tendered, the holder must elect to receive only Common Stock or only cash.

Series H ADSs

We are offering to acquire Series H ADSs for (a) $5.75 in cash for each Series H ADS surrendered and/or (b) 4.69 shares of Common Stock for each Series H ADS surrendered, provided that when a single depositary share is tendered, the holder must elect to receive only Common Stock or only cash.

You may elect to tender any portion of your Series G ADSs or Series H ADSs for Common Stock and any portion of your Series G ADSs or Series H ADSs for cash. However, no more than 50% of the total number of Series G ADSs and Series H ADSs tendered will receive cash. If Series G ADSs and Series H ADSs are tendered in excess of this limit, they will be subject to proration procedures and all such excess Series G ADSs and Series H ADSs will be deemed to have been tendered for, and will automatically receive, shares of Common Stock. Series G ADSs or Series H ADSs tendered for Common Stock will not be subject to any proration. All such Series G ADSs and Series H ADSs tendered will receive Common Stock.

The consideration to be paid for the Series G ADSs and the Series H ADSs has been determined by the 20-day VWAP. The consideration paid in shares of Common Stock is equal to 105% of the 20-Day VWAP for the respective series of Series G ADSs or Series H ADSs and the consideration paid in cash is equal to 110% of the 20-Day VWAP for the respective series of Series G ADSs or Series H ADSs.

If all conditions to the Exchange Offer are satisfied or waived, we will acquire all Series G ADSs or Series H ADSs from all tendering holders. However, only whole shares of Common Stock will be delivered. You will receive cash in lieu of any entitlement to a fraction of a share of Common Stock.

The Exchange Offer is being made exclusively to existing holders of Series G ADSs or Series H ADSs.

See “The Exchange Offer—Terms of the Exchange Offer.”

Consent Solicitation	We are seeking the consent of holders to the proposed amended and restated certificates of designation of the Series G Preferred and Series H Preferred. The amendments will eliminate substantially all of the voting rights and restrictive covenants in our existing Preferred Shares certificates of designation, including:

•	deleting the requirement for payment of accrued dividends on the Preferred Shares, whether in the future or in arrears;

•	deleting the requirement that, if and when dividends on the Preferred Shares are in arrears for six or more quarterly periods, whether or not consecutive (and whether or not such dividends shall have been declared and whether or not there are profits, surplus, or other funds legally available for the payment of dividends), the holders will have the right to elect a member of our Board of Directors or receive any increase in the dividend rate for such Preferred Shares;

•	amending the requirement that, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding series of Preferred Shares, (i) voting as a single class, the Company shall not adopt any amendment to the Articles of Incorporation, as amended from time to time (“Articles of Incorporation”), that materially and adversely alters the preferences, power or rights of such Preferred Shares, to be reduced to the affirmative vote or consent of the holders of at least a majority of the outstanding series of Preferred Shares and (ii) voting as a class together with holders of any other parity securities, the Company shall not create or issue any senior securities, to be reduced to the affirmative vote or consent of the holders of at least a majority of the outstanding series of Preferred Shares;

•	deleting the requirement that, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding series of Preferred Shares, voting as a class together with holders of any other parity securities, the Company shall not issue any parity securities if the cumulative dividends payable on outstanding Preferred Shares are in arrears; and

•

deleting the requirement that, in the event that full cumulative dividends on the Preferred Shares and any parity securities shall not have been paid or declared and set apart for payment, none of the Company or any Affiliate of the Company may repurchase, redeem or otherwise acquire any series of Preferred Shares or parity securities.

The tender by a holder of Series G ADSs or Series H ADSs pursuant to this Exchange Offer will constitute the granting of consent by such holder to the proposed amended and restated Series G Preferred or Series H Preferred certificate of designation, as applicable. Such consent will be provided as an instruction to The Bank of New York Mellon, the Depositary, as the only “holder” of Preferred Shares, to vote the tendered Preferred Shares in favor of the proposed amended and restated certificates of designation. Consents of at least 66 2/3% of the outstanding shares of each of the Series G Preferred and the Series H Preferred must be received in order to amend and restate the respective certificates of designation under which such Preferred Shares were issued.

In addition to approval by holders of the Preferred Shares, the amended and restated certificates of designation also must also be approved by the holders of the majority of our outstanding Common Stock before the amendments can become effective. If we complete the Exchange Offer, we intend to seek the approval of our holders of Common Stock at a special meeting of stockholders which we intend to hold as soon as practicable after consummation of the Exchange Offer. The record date for this special meeting shall be the expiration date of this Exchange Offer.

No Recommendation	Neither we, our Board of Directors, the Information Agent, the Exchange Agent, the Depositary, nor any affiliate of any of the foregoing or any other person is making any recommendation as to whether or not you should tender your Series G ADSs or Series H ADSs in the Exchange Offer or the form of consideration you should choose to receive if you tender Series G ADSs or Series H ADSs in the Exchange Offer. We have not authorized any person to make such a recommendation. You must make your own investment decision regarding the Exchange Offer based upon your own assessment of the market value of the Series G ADSs or Series H ADSs and the Common Stock, your liquidity needs, your investment objectives and any other factors you deem relevant.

The exchange of Series G ADSs or Series H ADSs for shares of Common Stock or cash in the Exchange Offer may not be suitable for you. By exchanging your Series G ADSs or Series H ADSs for shares of Common Stock, you will be exchanging the fixed distribution rights of the Series G ADSs or Series H ADSs for the distributions and growth potential of the Common Stock. The Series G ADSs or Series H ADSs represent perpetual equity interests in us and will be entitled only to their stated distribution preference, irrespective of the size, growth or success of the Company. The Common Stock, conversely, is common equity interest in the Company and is generally entitled to participate, pro rata with all other common equity holders, in the future operations and business results of the Company.

You should consider carefully all of the information set forth in this Offer to Exchange and Consent Solicitation Statement and, in particular, you should evaluate the specific factors set forth under “Risk Factors” before deciding whether to participate in the Exchange Offer.

Minimum Conditions to the Exchange Offer	The Exchange Offer is conditioned upon, among other things, at least 66 2/3% of the Series G ADSs and/or 66 2/3% of the Series H ADSs having been validly tendered and not properly withdrawn prior to the expiration of the Exchange Offer. See “The Exchange Offer—Conditions of the Exchange Offer.”

Additional Conditions to Completion of the Exchange Offer	The completion of the Exchange Offer is subject to certain additional conditions. See “The Exchange Offer—Conditions of the Exchange Offer.”

Expiration of the Exchange Offer	The Exchange Offer for the Series G ADSs and Series H ADSs will expire at 11:59 p.m., New York City Time, on October 17, 2016, unless extended or earlier terminated. The Depository Trust Company and its direct and indirect participants will establish their own cutoff dates and times to receive instructions to tender in this Exchange Offer, which will be earlier than the expiration date. You should contact your broker or other securities intermediary to determine the cutoff date and time applicable to you.

How to Tender Your Series G ADSs or Series H ADSs	If your Series G ADSs or Series H ADSs are registered in your name in the record books of the Depositary, you must indicate on the enclosed letter of transmittal the number of Series G ADSs or Series H ADSs you wish to tender and the form of consideration that you are electing to receive, which will be subject to allocation and proration procedures described herein, and mail the completed and signed letter of transmittal and any other required documents in the envelope provided, together with the American Depositary Receipts (“ADRs”) evidencing your Series G ADSs or Series H ADSs, if any, to be received prior to the time the Exchange Offer expires.

Series G ADSs or Series H ADSs held in a securities account with a broker or other securities intermediary can be tendered by your broker or other securities intermediary through DTC upon your request.

If you tender your Series G ADSs or Series H ADSs without indicating the number of Series G ADSs or Series H ADSs you wish to tender, it will be assumed that you are tendering all Series G ADSs or Series H ADSs owned by you. In addition, if tender your Series G ADSs or Series H ADSs without indicating the consideration you wish to receive in exchange for the Series G ADSs or Series H ADSs that you tender, it will be assumed that you are electing to tender all Series G ADSs or Series H ADSs for Common Stock.

If you have questions, please call the Information Agent at the toll-free number below. See “The Exchange Offer—Procedure for Tendering.”

Fractional Shares	Fractional shares of Common Stock will not be issued in exchange for Series G ADSs or Series H ADSs. Instead, the Exchange Agent, DTC or a DTC participant will aggregate and sell those fractional entitlements and each holder of Series G ADSs or Series H ADSs will be entitled to a portion of the net proceeds of that sale.

Withdrawal of Tendered Series G ADSs or Series H ADSs	You may withdraw previously tendered Series G ADSs or Series H ADSs at any time before the expiration of the Exchange Offer. Any Series G ADSs or Series H ADSs not accepted will be credited back to the appropriate account (or ADRs will be returned) promptly following the expiration or termination of the Exchange Offer. In addition, after the expiration of the Exchange Offer, you may withdraw any Series G ADSs or Series H ADSs that you tendered that are not accepted by us within 40 business days after the commencement of the Exchange Offer. See “The Exchange Offer—Withdrawal of Tenders.”

Certain U.S. Federal Income Tax Considerations	See “Certain U.S. Federal Income Tax Considerations.”

Appraisal Rights	Under Marshall Islands law, holders of Preferred Shares that do not vote on or consent to the amended and restated certificates of designation have a right to receive payment for their Preferred Shares. However, the Depositary will not exercise those appraisal rights on behalf of a holder of Series G ADSs or Series H ADSs, even if requested to do so. In order for holders of Series G ADSs or Series H ADSs to exercise their appraisal rights, they would have to surrender their Series G ADSs or Series H ADSs not later than October 10, 2016 and become a registered holder of Preferred Shares not later than October 17, 2016.

Information Agent	Georgeson LLC

Exchange Agent	The Bank of New York Mellon

Depositary	The Bank of New York Mellon

Additional Documentation; Further Information; Assistance	Any requests for assistance concerning the Exchange Offer may be directed to the Information Agent at the address set forth on the back cover of this Offer to Exchange and Consent Solicitation Statement or by telephone toll free at (888) 607-9252. Beneficial owners may also contact their broker or other securities intermediary.

Any requests for additional copies of this Offer to Exchange and Consent Solicitation Statement and the letters of transmittal may be directed to the Information Agent.

You should read this entire Offer to Exchange and Consent Solicitation Statement and the applicable letters of transmittal carefully before deciding whether or not to tender your Series G ADSs or Series H ADSs. You should consult with your personal financial advisor or other legal, tax or investment professional(s) regarding your individual circumstances.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

The following are questions regarding the Exchange Offer that you may have as a holder of the Series G ADSs and Series H ADSs and the answers to those questions. We urge you to read carefully this entire Offer to Exchange and Consent Solicitation Statement, including the section entitled “Risk Factors,” the related letters of transmittal and the descriptions of Common Stock, Series G Preferred and Series H Preferred and the other documents incorporated by reference into this Offer to Exchange and Consent Solicitation Statement. See “Where You Can Find More Information.”

What is the purpose of the Exchange Offer?

The exchange of Series G ADSs or Series H ADSs for shares of Common Stock or cash, under this Exchange Offer, affords an alternative to holders of our Preferred Shares by providing an exchanging holder with the growth potential of the Common Stock or liquidity through payment in cash. The Exchange Offer will eliminate the Company’s large and growing financial obligation to the holders of the Series G ADSs or Series H ADSs, which the Company believes impedes growth, access to capital and strategic opportunities that may otherwise be available to it and has a negative impact on cash available to all stockholders in the future. The Common Stock does not have a cumulative dividend feature, nor will the Preferred Shares underlying the Series G ADSs or Series H ADSs after this Exchange Offer, assuming requisite consents to adopt the proposed amended and restated certificates of designation governing each such series of Preferred Shares are received, although the Preferred Shares will remain senior to the Common Stock.

Accordingly, while we believe the Exchange Offer offers benefits to the Company and to holders of Series G ADSs and Series H ADSs, the Exchange Offer is not equally suitable for all holders of Series G ADSs and Series H ADSs, and the decision as to whether to tender Series G ADSs or Series H ADSs in the Exchange Offer will not be the same for all holders. Neither we, our Board of Directors, the Information Agent, the Exchange Agent, the Depositary, nor any affiliate of any of the foregoing or any other person is making any recommendation as to whether or not you should tender your Series G ADSs or Series H ADSs in the Exchange Offer. We have not authorized any person to make such a recommendation. You must make your own investment decision regarding the Exchange Offer based upon your own assessment of the market value of the Series G ADSs or Series H ADSs and the Common Stock, your liquidity needs, your investment objectives and any other factors you deem relevant. See “Risk Factors.”

The Exchange Offer is being made exclusively to existing holders of Series G ADSs or Series H ADSs. The record date for participating in the Exchange Offer and Consent Solicitation is the expiration date.

Who is offering to buy my Series G ADSs or Series H ADSs? Who is seeking my consent to adopt the proposed amended and restated certificates of designation?

Navios Maritime Holdings Inc., a Republic of Marshall Islands corporation and issuer of the Preferred Shares underlying your Series G ADSs or Series H ADSs is offering to acquire and seeking relating consents of all of the outstanding Preferred Shares.

The address of the Company’s principal executive office is 7 Avenue de Grande Bretagne, Office 11B2, Monte Carlo, MC 98000 Monaco, and its telephone number is (011)+(377) 9798-2140.

What will I receive in the Exchange Offer if I tender my Series G ADSs or Series H ADSs and they are accepted?

We are offering to acquire Series G ADSs for (a) $5.85 in cash for each Series G ADS surrendered and/or (b) 4.77 shares of Common Stock for each Series G ADS surrendered, provided that when a single depositary share is tendered, the holder must elect to receive only Common Stock or only cash.

We are offering to acquire Series H ADSs for (a) $5.75 in cash for each Series H ADS surrendered and/or (b) 4.69 shares of Common Stock for each Series H ADS surrendered, provided that when a single depositary share is tendered, the holder must elect to receive only Common Stock or only cash.

You may elect to tender any portion of your Series G ADSs or Series H ADSs for Common Stock and any portion of your Series G ADSs or Series H ADSs for cash. However, no more than 50% of the total number of Series G ADSs and Series H ADSs tendered will receive cash. If Series G ADSs and Series H ADSs are tendered in excess of this limit, they will be subject to proration procedures and all such excess Series G ADSs and Series H ADSs will be deemed to have been tendered for, and will automatically receive, shares of Common Stock. Series G ADSs or Series H ADSs tendered for Common Stock will not be subject to any proration. All such Series G ADSs and Series H ADSs tendered will receive Common Stock. See “The Exchange Offer—Elections and Proration” for additional information.

The consideration to be paid for the Series G ADSs and the Series H ADSs has been determined by the 20-day VWAP. The consideration paid in shares of Common Stock is equal to 105% of the 20-Day VWAP for the respective series of Series G ADSs or the Series H ADSs and the consideration paid in cash is equal to 110% of the 20-Day VWAP for the respective series of Series G ADSs or the Series H ADSs.

What is sought in the Consent Solicitation?

We are seeking your consent to the proposed amended and restated certificates of designation of the Series G Preferred and Series H Preferred. The amendments will eliminate substantially all of the voting rights and restrictive covenants in our existing Preferred Shares certificates of designation, including:

•	deleting the requirement for payment of accrued dividends on the Preferred Shares, whether in the future or in arrears;

•	deleting the requirement that, if and when dividends on the Preferred Shares are in arrears for six or more quarterly periods, whether or not consecutive (and whether or not such dividends shall have been declared and whether or not there are profits, surplus, or other funds legally available for the payment of dividends), the holders will have the right to elect a member of our Board of Directors or receive any increase in the dividend rate for such Preferred Shares;

•	amending the requirement that, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding series of Preferred Shares, (i) voting as a single class, the Company shall not adopt any amendment to the Articles of Incorporation, as amended from time to time (“Articles of Incorporation”), that materially and adversely alters the preferences, power or rights of such Preferred Shares, to be reduced to the affirmative vote or consent of the holders of at least a majority of the outstanding series of Preferred Shares and (ii) voting as a class together with holders of any other parity securities, the Company shall not create or issue any senior securities, to be reduced to the affirmative vote or consent of the holders of at least a majority of the outstanding series of Preferred Shares;

•	deleting the requirement that, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding series of Preferred Shares, voting as a class together with holders of any other parity securities, the Company shall not issue any parity securities if the cumulative dividends payable on outstanding Preferred Shares are in arrears; and

•	deleting the requirement that, in the event that full cumulative dividends on the Preferred Shares and any parity securities shall not have been paid or declared and set apart for payment, none of the Company or any Affiliate of the Company may repurchase, redeem or otherwise acquire any series of Preferred Shares or parity securities.

The tender by a holder of Series G ADSs or Series H ADSs pursuant to this Exchange Offer will constitute the granting of consent by such holder to the proposed amended and restated Series G Preferred or Series H Preferred certificate of designation, as applicable. Such consent will be provided as an instruction to The Bank of New York Mellon, the Depositary, as the only “holder” of Preferred Shares, to vote the tendered Preferred Shares in favor of the proposed amended and restated certificates of designation. Consents of at least 66 2/3% of the outstanding shares of each of the Series G Preferred and the Series H Preferred must be received in order to amend and restate the respective certificates of designation under which such Preferred Shares were issued. In addition to approval by holders of the Preferred Shares, the amended and restated certificates of designation also must also be approved by the holders of the majority of our outstanding Common Stock before the amendments can become effective. If we complete the Exchange Offer, we intend to seek the approval of our holders of Common Stock at a special meeting of stockholders which we intend to hold as soon as practicable after consummation of the Exchange Offer. The record date for this special meeting shall be the expiration date of this Exchange Offer.

Is the Exchange Offer suitable for everyone?

The exchange of Series G ADSs or Series H ADSs for shares of Common Stock or cash in the Exchange Offer may not be suitable for you. By exchanging your Series G ADSs or Series H ADSs for shares of Common Stock, you will be exchanging the fixed distribution rights of the Series G ADSs or Series H ADSs for the distributions and growth potential of the Common Stock. The Series G ADSs or Series H ADSs represent perpetual equity interests in us and will be entitled only to their stated distribution preference, irrespective of the size, growth or success of the Company. The Common Stock, conversely, is a common equity interest in the Company and is generally entitled to participate, pro rata with all other common equity holders, in the future operations and business results of the Company.

You should consider carefully all of the information set forth in or incorporated by reference into this Offer to Exchange and Consent Solicitation Statement and, in particular, you should evaluate the specific factors set forth under “Risk Factors” before deciding whether to participate in the Exchange Offer.

What are the tax consequences of the Exchange Offer to me?

The U.S. federal income tax consequences to you of participating in the Exchange Offer are complex and will vary depending on whether you receive solely Common Stock, solely cash or a combination of Common Stock and cash, and other facts and circumstances. Even if you do not participate in the Exchange Offer, there may be U.S. federal income tax consequences to you if a sufficient number of Series G ADSs and Series H ADSs are tendered in the Exchange Offer so that the proposed amended and restated certificates of designation of each series of the Preferred Shares are approved and become effective. Please see “Risk Factors—Tax Risks” and “Certain U.S. Federal Income Tax Considerations” in this Offer to Exchange. Because the U.S. federal income tax consequences of the Exchange Offer are complex, you are urged to consult with your own tax advisor.

Will I lose the right to receive distributions for past periods on any Series G ADSs or Series H ADSs that I tender in the Exchange Offer?

Yes, if you tender Series G ADSs or Series H ADSs in the Exchange Offer, you will lose your right to receive any unpaid distributions on the underlying Series G ADSs or Series H ADSs for periods during which you held such Series G ADSs or Series H ADSs. In addition, if the proposed amended and restated certificates of designation governing each such series of Preferred Shares are adopted pursuant to the Consent Solicitation, and the holders of the majority of our outstanding Common Stock approve such amendments, you will lose your right to receive any unpaid distributions for past periods and future periods, even if you did not tender your Series G ADSs or Series H ADSs in the Exchange Offer.

Will the Common Stock to be issued in the Exchange Offer be listed for trading?

Yes, the Common Stock is listed on the NYSE under the symbol “NM.”

Will any shares of Common Stock received by tendering holders of Series G ADSs or Series H ADSs be freely tradable under the federal securities laws?

Yes, unless you are our affiliate. The Exchange Offer is being made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 3(a)(9) of the Securities Act. Accordingly, shares of Common Stock received in exchange for Series G ADSs or Series H ADSs tendered pursuant to the Exchange Offer will not be restricted securities for purposes of the Securities Act and will be tradable without regard to any holding period by those tendering holders who are not our “affiliates” (as defined in the Securities Act). Shares of Common Stock issued pursuant to the Exchange Offer to a holder of Series G ADSs or Series H ADSs who is deemed to be our affiliate may be sold or transferred only in accordance with the requirements of Rule 144 or other available exemption under the Securities Act. For more information, see “Certain Securities Laws Considerations.”

Will the Series G ADSs and Series H ADSs remain listed on the NYSE following the completion of the Exchange Offer?

If the Exchange Offer is completed, the number of outstanding Series G ADSs and Series H ADSs, and likely the trading volume, will be reduced. Depending upon the number of Series G ADSs and Series H ADSs tendered and accepted, the number of outstanding Series G ADSs and Series H ADSs may fall below the requirements for listing of such Series G ADSs or Series H ADSs on the NYSE. See “Risk Factors—Risks Associated with the Exchange Offer—Series G ADSs or Series H ADSs that you continue to hold after the Exchange Offer are expected to become less liquid following the Exchange Offer.”

Are you making a recommendation regarding whether I should tender in the Exchange Offer?

No. Neither we, our Board of Directors, the Information Agent, the Exchange Agent, the Depositary, nor any affiliate of any of the foregoing or any other person is making any recommendation as to whether or not you should tender your Series G ADSs or Series H ADSs in the Exchange Offer or the form of consideration you should choose to receive if you tender Series G ADSs or Series H ADSs in the Exchange Offer. We have not authorized any person to make such a recommendation. You must make your own investment decision regarding the Exchange Offer based upon your own assessment of the market value of the Series G ADSs or Series H ADSs and Common Stock, your liquidity needs, your investment objectives and any other factors you deem relevant. You should carefully read this entire Offer to Exchange and Consent Solicitation Statement, the applicable letters of transmittal, as well as our Annual Report, before deciding whether or not to tender your Series G ADSs or Series H ADSs. You should consult with your personal financial advisor or other legal, tax or investment professionals regarding your individual circumstances.

What is the maximum number of Series G ADSs or Series H ADSs the Company will acquire in the Exchange Offer?

We are offering to exchange newly issued shares of Common Stock or cash for any and all Series G ADSs or Series H ADSs. If all conditions to the Exchange Offer are satisfied or waived, we will acquire Series G ADSs or Series H ADSs from all tendering holders, except that only whole shares of Common Stock will be delivered. You will receive cash in lieu of any entitlement to a fraction of a share of Common Stock.

The consideration to be received for the Series G ADSs or Series H ADSs shall be at the holder’s election. However, no more than 50% of the total number of Series G ADSs and Series H ADSs tendered will receive cash. If Series G ADSs and Series H ADSs are tendered in excess of this limit, they will be subject to proration procedures and all such excess Series G ADSs and Series H ADSs will be deemed to have been tendered for, and will automatically receive, shares of Common Stock. Series G ADSs or Series H ADSs tendered for Common Stock will not be subject to any proration. All such Series G ADSs and Series H ADSs tendered will receive Common Stock.

When and how will I receive shares of Common Stock in exchange for my tendered Series G ADSs or Series H ADSs?

If all terms and conditions for completion of the Exchange Offer are satisfied or waived, we will issue shares of Common Stock or pay cash (at your option) in exchange for all validly tendered and not withdrawn any and all Series G ADSs or Series H ADSs, promptly after the expiration date of the Exchange Offer. We refer to the date on which such exchange is made as the “settlement date.” The settlement date is expected to be as soon as practicable after the expiration date. We currently anticipate the Exchange Offer settlement date will occur on October 20, 2016, although the date is subject to change as described in this Offer to Exchange and Consent Solicitation Statement. We reserve the right to delay settlement pending receipt of any required governmental or regulatory approvals.

If you are to receive Common Stock for your Series G ADSs or Series H ADSs, we will issue shares of Common Stock in exchange for your Series G ADSs or Series H ADSs that are validly tendered, not withdrawn, and accepted by us by delivering the shares of Common Stock to the Exchange Agent, which will act as your agent for purposes of receiving the shares of Common Stock from us and transmitting such shares of Common Stock to you. In all cases, issuance of shares of Common Stock in exchange for tendered Series G ADSs or Series H ADSs will be made only after timely receipt by the Exchange Agent of properly tendered Series G ADSs or Series H ADSs and any required documents for such Series G ADSs or Series H ADSs.

If you are to receive cash for your Series G ADSs or Series H ADSs, we will pay such cash by wire transfer to the Exchange Agent, which will then be paid to you.

See “The Exchange Offer—Tender of Series G ADSs or Series H ADSs; Acceptance of Series G ADSs or Series H ADSs.”

May I tender only a portion of the Series G ADSs or Series H ADSs that I hold?

Yes. You may choose to tender any or all of your Series G ADSs or Series H ADSs.

What will happen if I do not tender my Series G ADSs or Series H ADSs and the Exchange Offer is successfully completed?

If the Exchange Offer is successfully completed but you do not tender your Series G ADSs or Series H ADSs, you will remain a holder of those Series G ADSs or Series H ADSs, but if the proposed amended and restated certificates of designation governing each series of the Preferred Shares are adopted pursuant to the Consent Solicitation, and approved by the holders of the majority of our outstanding Common Stock, substantially all of the voting rights and restrictive covenants in such certificates of designation will be eliminated. The Series G ADSs and the Series H ADSs also may be delisted from the New York Stock Exchange and the liquidity of the Series G ADSs and Series H ADSs will be reduced.

What are the conditions to the consummation of the Exchange Offer?

The Exchange Offer is conditioned upon, among other things, at least 66 2/3% of the Series G ADSs and 66 2/3% of the Series H ADSs having been validly tendered and not properly withdrawn prior to the expiration of the Exchange Offer.

In addition, subject to Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are not obligated to accept or pay for, and may delay the acceptance of, any Preferred Shares tendered pursuant to the Exchange Offer if at any time on or after the date of this Offer to Exchange and Consent Solicitation Statement and prior to the expiration date, any of the following conditions shall exist:

1.	there is any litigation regarding the Exchange Offer:

•	challenging or seeking to make illegal, materially delay, restrain or prohibit the Exchange Offer or our acceptance of tendered Series G ADSs or Series H ADSs; or

•	which could have a material adverse effect on us;

2.	any governmental authority issues a final and nonappealable order or takes any action permanently restraining, enjoining or prohibiting or materially delaying or preventing the consummation of the Exchange Offer, or consummation of the Exchange Offer would violate any law, rule or regulation applicable to us, including the distribution limitations under the Republic of Marshall Islands law;

3.	any law, rule, regulation or governmental order becomes applicable to us or the transactions contemplated by the Exchange Offer that would result, directly or indirectly, in the consequences described under condition 1 above; or

4.	delivery of shares of Common Stock or cash in exchange for Series G ADSs or Series H ADSs would not be permitted under the Republic of Marshall Islands law.

We will, in our reasonable judgment, determine whether each condition to the Exchange Offer has been satisfied or may be waived and whether any such condition(s) should be waived. If any condition to the Exchange Offer is unsatisfied on the expiration date and we do not or cannot waive such conditions, the Exchange Offer will expire and we will not accept the Series G ADSs or Series H ADSs that have been validly tendered. In addition, we reserve the right, in our sole discretion, but subject to applicable law, to terminate the Exchange Offer at any time prior to the expiration date of the Exchange Offer.

See “The Exchange Offer—Conditions of the Exchange Offer” and “The Exchange Offer—Extension, Termination and Amendment.”

When will the Exchange Offer expire?

The Exchange Offer is currently scheduled to expire at 11:59 p.m., New York City Time, on October 17, 2016, the expiration date. We may, however, extend the Exchange Offer from time to time in our discretion until all the conditions to the Exchange Offer have been satisfied or waived. We will also extend the expiration date of the Exchange Offer if required by applicable law or regulation.

The Depository Trust Company and its direct and indirect participants will establish their own cutoff dates and times to receive instructions to tender in this Exchange Offer, which will be earlier than the expiration date. You should contact your broker or other securities intermediary to determine the cutoff date and time applicable to you.

There is no guaranteed delivery procedure available in the Exchange Offer.

See “The Exchange Offer—Extension, Termination and Amendment.”

Under what circumstances may the Exchange Offer be terminated, and what happens to my tendered Series G ADSs or Series H ADSs if that occurs?

The Exchange Offer may be terminated if the conditions to the Exchange Offer discussed in this Offer to Exchange and Consent Solicitation Statement are not satisfied or (where within the Company’s discretion) waived. In addition, we reserve the right, in our sole discretion, but subject to applicable law, to terminate the Exchange Offer at any time prior to the expiration date of the Exchange Offer.

If the Exchange Offer is terminated and you previously have tendered Series G ADSs or Series H ADSs, those Series G ADSs or Series H ADSs will be credited back to an appropriate account (or ADRs will be returned) promptly following the termination of the Exchange Offer without expense to you.

See “The Exchange Offer—Tender of Series G ADSs or Series H ADSs; Acceptance of Series G ADSs or Series H ADSs.”

How will I be notified if the Exchange Offer is extended, amended or terminated?

If the Exchange Offer is extended, amended or terminated, we will promptly make a public announcement by issuing a press release. In the case of an extension, the announcement will be issued no later than 9:00 a.m., New York City Time, on the next business day after the previously scheduled expiration date of the Exchange Offer.

See “The Exchange Offer—Extension, Termination and Amendment.”

Will I have to pay any fees or commissions for participating in the Exchange Offer?

You will not pay any fees to the Company, the Information Agent or the Depositary to participate in the Exchange Offer. Any fees due to the Depositary for cancellation of tendered Series G ADSs or Series H ADSs will be paid by the Company. If you hold Series G ADSs or Series H ADSs through a broker or other securities intermediary, and your broker or other securities intermediary tenders the Series G ADSs or Series H ADSs on your behalf, your broker, dealer or other nominee may charge you a fee for doing so. You should consult your broker, dealer or other nominee to determine whether any charges will apply.

See “The Exchange Offer—Terms of the Exchange Offer” and “The Exchange Offer—Expenses.”

How do I tender my Series G ADSs or Series H ADSs?

If your Series G ADSs or Series H ADSs are registered in your name in the record books of the Depositary, you must indicate on the enclosed letter of transmittal the number of Series G ADSs or Series H ADSs you wish to tender, and the consideration, which will be subject to proration and allocation procedures, you wish to receive for such Series G ADSs or Series H ADSs (whether shares of Common Stock or cash), and mail the completed and signed letter of transmittal, together with the ADRs evidencing the Series G ADSs or Series H ADSs, if any, and any other required documents in the envelope provided to be received no later than the time the Exchange Offer expires.

Series G ADSs or Series H ADSs held in a securities account with a broker or other securities intermediary can be tendered by your broker or other securities intermediary through DTC upon your request.

If you tender your Series G ADSs or Series H ADSs without indicating the number of Series G ADSs or Series H ADSs you wish to tender, it will be assumed that you are tendering all Series G ADSs or Series H ADSs owned by you. In addition, if tender your Series G ADSs or Series H ADSs without indicating the consideration you wish to receive in exchange for the Series G ADSs or Series H ADSs that you tender, it will be assumed that you are electing to tender all Series G ADSs or Series H ADSs for Common Stock.

If you have questions, please call the Information Agent at the toll-free number on the back cover of this Offer to Exchange and Consent Solicitation Statement. See “The Exchange Offer—Procedure for Tendering.”

If I recently purchased Series G ADSs or Series H ADSs, can I still tender my Series G ADSs or Series H ADSs in the Exchange Offer?

Yes. If you have recently purchased Series G ADSs or Series H ADSs, you may tender those Series G ADSs or Series H ADSs in the Exchange Offer but you must make sure that your transaction settles prior to the expiration date.

What must I do if I want to withdraw my Series G ADSs or Series H ADSs from the Exchange Offer?

You may withdraw previously tendered Series G ADSs or Series H ADSs at any time before the expiration of the Exchange Offer. Any Series G ADSs or Series H ADSs not accepted will be credited back to the appropriate account (or ADRs will be returned) promptly following the expiration or termination of the Exchange Offer. In addition, after the expiration of the Exchange Offer, you may withdraw any Series G ADSs or Series H ADSs that you tendered that are not accepted by us within 40 business days after the commencement of the Exchange Offer. See “The Exchange Offer—Withdrawal of Tenders.”

If your Series G ADSs or Series H ADSs are registered in your name, in order to withdraw your Series G ADSs or Series H ADSs from the Exchange Offer, you must deliver a written notice of withdrawal to us the Exchange Agent at the appropriate address specified on the back cover of this Offer to Exchange and Consent Solicitation Statement prior to the expiration of the Exchange Offer or, after the expiration of the Exchange Offer, you may withdraw any Series G ADSs or Series H ADSs that you tendered that are not accepted by us within 40 business days after the commencement of the Exchange Offer. Your notice of withdrawal must comply with the requirements set forth in this Offer to Exchange and Consent Solicitation Statement. If you have questions, please call the Information Agent at the toll-free number below.

If you tendered your Series G ADSs or Series H ADSs through DTC, a withdrawal of your Preferred Shares will be effective if you and your broker or other securities intermediary comply with the appropriate procedures of DTC’s automated system prior to the expiration of the Exchange Offer or after the expiration of 40 business days after the commencement of the Exchange Offer. Any notice of withdrawal must identify the Series G ADSs or Series H ADSs to be withdrawn, including, if held through DTC, the name and number of the account at DTC to be credited and otherwise comply with the procedures of DTC. Your broker or other securities intermediary can assist you with this process.

See “The Exchange Offer—Withdrawal of Tenders.”

Whom do I call if I have any questions on how to tender my Series G ADSs or Series H ADSs or any other questions relating to the Exchange Offer?

Questions related to the terms of the Exchange Offer and requests for assistance, as well as for additional copies of this Offer to Exchange and Consent Solicitation Statement, the letters of transmittal or any other documents, may be directed to the Information Agent using the contact information set forth on the back cover of this Offer to Exchange and Consent Solicitation Statement or by telephone toll-free at (888) 607-9252.

Where can I find more information about Navios Maritime Holdings Inc.?

For more information, see our most recent Annual Report on Form 20-F and reports on Form 6-K, which are available online at the SEC website (www.sec.gov) and our website (www.navios.com), and are also available from us upon request. See “Where You Can Find More Information.”

RISK FACTORS

You should carefully consider the risks and uncertainties described throughout this Offer to Exchange and Consent Solicitation Statement, including those described below, and the risk factors set forth in Item 3D to our most recent Annual Report on Form 20-F describing the risks of investment in our securities, before you decide whether to tender your Series G ADSs or Series H ADSs.

Risks Associated with the Exchange Offer

If you tender Series G ADSs or Series H ADSs, you may not receive all consideration in the form you elect.

The consideration to be received for the Series G ADSs or Series H ADSs shall be at the holder’s election. However, no more than 50% of the total number of Series G ADSs and Series H ADSs tendered will receive cash. If Series G ADSs and Series H ADSs are tendered in excess of this limit, they will be subject to proration procedures and all such excess Series G ADSs and Series H ADSs will be deemed to have been tendered for, and will automatically receive, shares of Common Stock. Series G ADSs or Series H ADSs tendered for Common Stock will not be subject to any proration. All such Series G ADSs and Series H ADSs tendered will receive Common Stock. Therefore, despite your election, the form of consideration you receive will be dependent on the elections of other holders of Series G ADSs or Series H ADSs that also tender their Series G ADSs or Series H ADSs in the Exchange Offer. Accordingly, some of the consideration you receive in the Exchange Offer may differ from the type of consideration you select and such difference may be significant. See “The Exchange Offer—Elections and Proration.”

Our ability to pay dividends on our Common Stock is limited by the requirements of Marshall Islands law.

Marshall Islands law provides that we may pay dividends on our Common Stock only to the extent that assets are legally available for such purposes. Legally available assets generally are limited to our surplus, which essentially represents our retained earnings and the excess of consideration received by us for the sale of shares above the par value of the shares. In addition, under Marshall Islands law we may not pay dividends on our Common Stock if we are insolvent or would be rendered insolvent by the payment of such a dividend or the making of such redemption. In November 2015, we announced that the Board of Directors decided to suspend the quarterly dividend to its common stockholders and no dividends have been paid since that time.

We have not obtained a third-party determination that the Exchange Offer is fair to holders of Series G ADSs or Series H ADSs and Preferred Shares.

Neither we, our Board of Directors, the Information Agent, the Exchange Agent, the Depositary, nor any affiliate of any of the foregoing or any other person is making any recommendation as to whether or not you should tender your Series G ADSs or Series H ADSs in the Exchange Offer. We have not authorized any person to make such a recommendation. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of Series G ADSs and Series H ADSs and Preferred Shares for purposes of negotiating the Exchange Offer or preparing a report concerning the fairness of the Exchange Offer. You must make your own independent decision regarding your participation in the Exchange Offer.

The proposed amended and restated certificates of designation will eliminate many protections intended for the holders of the Preferred Shares.

If the Exchange Offer is completed, and the necessary vote of the Common Stock is received, the proposed amended and restated certificate of designation for each of the Series G Preferred and the Series H Preferred pursuant to which they were issued will eliminate substantially all of the voting rights and restrictive covenants. See “The Exchange Offer—Proposed Amended and Restated Certificates of Designation” for a description of the proposed amended and restated certificates of designation for each series of the Preferred Shares.

If the proposed amended and restated certificates of designation are adopted, the amended terms of the certificates of designation for each series of the Preferred Shares will afford less protection to holders than that currently set forth in the certificates of designation. If the amended and restated certificates of designation and the Exchange Offer are approved and completed, respectively, each non-exchanging holder of Preferred Shares will be bound by the proposed amended and restated certificates of designation even if such holder did not consent to the proposed amendments.

The tender by a holder of Series G ADSs or Series H ADSs pursuant to this Exchange Offer will constitute the granting of consent by such holder to the proposed amended and restated Series G Preferred or Series H Preferred certificate of designation, as applicable. Such consent will be provided as an instruction to The Bank of New York Mellon, the Depositary, as the only “holder” of Preferred Shares, to vote the tendered Preferred Shares in favor of the proposed amended and restated certificates of designation. Consents of at least 66 2/3% of the outstanding shares of each of the Series G Preferred and the Series H Preferred must be received in order to amend and restate the respective certificates of designation under which such Preferred Shares were issued. In addition to approval by holders of the Preferred Shares, the amended and restated certificates of designation also must also be approved by the holders of the majority of our outstanding Common Stock before the revised certificates of designation can become effective. If we complete the Exchange Offer, we intend to seek the approval of our holders of Common Stock at a special meeting of stockholders which we intend to hold as soon as practicable after consummation of the Exchange Offer. The record date for this special meeting shall be the expiration date of this Exchange Offer.

In February 2016, we announced the suspension of payment of quarterly dividends on the Series G Preferred and Series H Preferred and no dividends due have been paid on the Preferred Shares since that time.

Series G ADSs and Series H ADSs that you continue to hold after the Exchange Offer are expected to become less liquid following the Exchange Offer.

Following consummation of the Exchange Offer, the number of Series G ADSs or Series H ADSs that are publicly traded may be reduced and the trading market for the remaining outstanding Series G ADSs or Series H ADSs may be less liquid and market prices may fluctuate significantly depending on the volume of trading in the Series G ADSs or Series H ADSs. Therefore, holders who choose not to tender their Series G ADSs or Series H ADSs will own a greater percentage interest in the remaining outstanding Series G ADSs or Series H ADSs following consummation of the Exchange Offer. This may reduce the volume of trading and make it more difficult to buy or sell significant amounts of Series G ADSs or Series H ADSs without affecting the market price. Furthermore, if the Exchange Offer is completed, the number of outstanding Series G ADSs and Series H ADSs may fall below the requirements for listing of such ADSs on the NYSE. A possible delisting of ADSs from the NYSE, along with decreased liquidity, may make it more difficult for holders of Series G ADSs or Series H ADSs that do not tender to sell their Series G ADSs or Series H ADSs.

All Preferred Shares that remain outstanding after the Exchange Offer will have priority over our Common Stock with respect to payment in the event of a voluntary or involuntary liquidation, dissolution or winding up.

In any voluntary or involuntary liquidation, dissolution or winding up of the Company, our Common Stock would rank below all of our Preferred Shares, including any Preferred Shares underlying Series G ADSs or Series H ADSs that are not tendered and accepted by us in the Exchange Offer. As a result, holders of our Common Stock will not be entitled to receive any payment or other distribution of assets upon such liquidation, dissolution or winding up until our obligations to the holders of Preferred Shares have been satisfied.

Tax Risks

In addition to the following risk factors, you should read “Certain U.S. Federal Income Tax Considerations” in this Offer to Exchange. The U.S. federal income tax consequences of participating (or declining to participate) in the Exchange Offer are complex and, accordingly, you are urged to consult with your own tax advisor.

The tax consequences of the Exchange Offer are complex and will vary depending on your particular facts and circumstances.

The U.S. federal income tax consequences to you of participating in the Exchange Offer are complex and will vary depending on whether you receive solely Common Stock, solely cash or a combination of Common Stock and cash, and other facts and circumstances. Even if you do not participate in the Exchange Offer, there may be U.S. federal income tax consequences to you if a sufficient number of Series G ADSs and Series H ADSs are tendered in the Exchange Offer so that the proposed amended and restated certificates of designation of each series of Preferred Shares are approved and become effective.

If you do not participate in the Exchange Offer, and a sufficient number of Series G ADSs and Series H ADSs are tendered in the Exchange Offer so that the proposed amended and restated certificates of designation of each series of Preferred Shares are approved and become effective, you may be treated as having received a deemed distribution that would be treated as a dividend for U.S. federal income tax purposes without a corresponding receipt of cash.

If you do not participate in the Exchange Offer (or tender fewer than all of your Series G ADSs or Series H ADSs in the Exchange Offer), and a sufficient number of Series G ADSs and Series H ADSs are tendered in the Exchange Offer so that the proposed amended and restated certificates of designation of each series of Preferred Shares are approved and become effective, the changes to the terms of the Preferred Shares may be substantial enough to cause you to be treated, for U.S. federal income tax purposes, as exchanging your Series G ADSs or Series H ADSs for deemed new Series G ADSs or Series H ADSs. Such a deemed exchange generally would be characterized as a recapitalization for U.S. federal income tax purposes. Under certain U.S. Treasury regulations, the receipt of stock with a liquidation preference that exceeds the issue price of the preferred stock exchanged therefor is, in certain circumstances, treated as resulting in a deemed distribution in an amount equal to such excess. At the time of the deemed exchange, the Series G ADSs and Series H ADSs will have a liquidation preference in excess of the issue price of the Series G ADSs and Series H ADSs and, although the matter is unclear, such excess may be required to be treated under these U.S. Treasury regulations as a deemed distribution. Any such deemed distribution would be treated as a dividend for U.S. federal income tax purposes, even though a holder that were deemed to receive such a dividend would not have a corresponding receipt of cash.

If the Exchange Offer is completed, the number of outstanding Series G ADSs and Series H ADSs may fall below the requirements for listing of such Series G ADSs and Series H ADSs on the NYSE and a delisting of ADSs from the NYSE may have adverse tax consequences to you if you continue to own Series G ADSs and Series H ADSs.

If the Exchange Offer is completed, the number of outstanding Series G ADSs and Series H ADSs may fall below the requirements for listing of such Series G ADSs or Series H ADSs on the NYSE and a delisting of the Series G ADSs or Series H ADSs from the NYSE may occur. If a delisting of the Series G ADSs or Series H ADSs were to occur, it may result in a loss of preferential capital gain tax rates for certain dividends received by certain non-corporate U.S. holders of such Series G ADSs or Series H ADSs, and loss of the ability to make a “mark-to-market” election with respect to such Series G ADSs or Series H ADSs by U.S. holders in the event we are treated as a passive foreign investment company for U.S. federal income tax purposes.

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Offer to Exchange and Consent Solicitation Statement contains forward-looking statements. Statements included in this Offer to Exchange and Consent Solicitation Statement which are not historical facts (including our statements concerning plans and objectives of management for future operations or economic performance, or assumptions related thereto) are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, and the markets in which we operate, as well as the benefits of the Offer to Exchange and Consent Solicitation Statement. In some cases, you can identify the forward-looking statements by the use of words such as “may,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Forward-looking statements appear in a number of places and include statements with respect to, among other things:

•	the factors included in this Offer to Exchange and Consent Solicitation Statement, including those set forth under the heading “Risk Factors,” and in our Annual Report on Form 20-F for the year ended December 31, 2015, including those set forth under the heading “Information on the Company” and “Key Information—Risk Factors;”

•	our ability to make cash distributions on the Preferred Shares and our Common Stock;

•	the strength of world economies;

•	fluctuations in currencies and interest rates;

•	general market conditions, including fluctuations in charter hire rates and vessel values;

•	changes in production or demand in the dry cargo shipping industry;

•	changes in our operating expenses, including changes in crew salaries, provisions, repairs, maintenance and overhead expenses, bunker prices, drydocking and insurances costs;

•	expectations of dividends;

•	distributions from affiliates;

•	our ability to maintain compliance with the continued listing standards of the NYSE;

•	changes in governmental rules and regulations or actions taken by regulatory authorities;

•	potential liability from pending or future litigation;

•	general domestic and international political conditions;

•	potential disruption of shipping routes due to accidents or political events; and

•	other important factors described from time to time in our periodic reports filed with the SEC.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this document, except as required by applicable law. For a further discussion of these and other factors that could impact the company’s future results, performance or transactions, see the section entitled “Risk Factors.” Key Information beginning on page 5 of our Annual Report on Form 20-F for the year ended December 31, 2015 which we filed with the SEC as well as the section herein titled “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us.

THE EXCHANGE OFFER

No Recommendation

THE EXCHANGE OF SERIES G ADSS OR SERIES H ADSS FOR SHARES OF COMMON STOCK OR CASH IN THE EXCHANGE OFFER MAY NOT BE SUITABLE FOR YOU. NEITHER WE, OUR BOARD OF DIRECTORS, THE INFORMATION AGENT, THE EXCHANGE AGENT, THE DEPOSITARY, NOR ANY AFFILIATE OF ANY OF THE FOREGOING OR ANY OTHER PERSON IS MAKING ANY RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR SERIES G ADSS OR SERIES H ADSS IN THE EXCHANGE OFFER OR THE FORM OF CONSIDERATION YOU SHOULD CHOOSE TO RECEIVE IF YOU TENDER SERIES G ADSS OR SERIES H ADSS IN THE EXCHANGE OFFER. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE SUCH A RECOMMENDATION. YOU MUST MAKE YOUR OWN INVESTMENT DECISION REGARDING THE EXCHANGE OFFER BASED UPON YOUR OWN ASSESSMENT OF THE MARKET VALUE OF THE SERIES G ADSS OR SERIES H ADSS, YOUR LIQUIDITY NEEDS, YOUR INVESTMENT OBJECTIVES AND ANY OTHER FACTORS YOU DEEM RELEVANT. BEFORE YOU MAKE YOUR DECISION, WE URGE YOU TO CAREFULLY READ THIS OFFER TO EXCHANGE AND CONSENT SOLICITATION STATEMENT IN ITS ENTIRETY, INCLUDING THE INFORMATION SET FORTH UNDER “RISK FACTORS” AND THE INFORMATION INCORPORATED BY REFERENCE HEREIN. WE ALSO URGE YOU TO CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS IN MAKING YOUR OWN DECISIONS ON WHAT ACTION, IF ANY, TO TAKE IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES.

Terms of the Exchange Offer

We are offering to exchange newly issued shares of Common Stock or cash for any or all Series G ADSs or Series H ADSs. If all conditions to the Exchange Offer are satisfied or waived, we will acquire Series G ADSs or Series H ADSs from all tendering holders, except that only whole shares of Common Stock will be delivered. You will receive cash in lieu of any entitlement to a fraction of a share of Common Stock.

The consideration to be received for the Series G ADSs or Series H ADSs shall be at the holder’s election. However, no more than 50% of the total number of Series G ADSs and Series H ADSs tendered will receive cash. If Series G ADSs and Series H ADSs are tendered in excess of this limit, they will be subject to proration procedures and all such excess Series G ADSs and Series H ADSs will be deemed to have been tendered for, and will automatically receive, shares of Common Stock. Series G ADSs or Series H ADSs tendered for Common Stock will not be subject to any proration. All such Series G ADSs and Series H ADSs tendered will receive Common Stock.

Concurrently with the offer to exchange, we are also soliciting consents from holders of the Preferred Shares to amend and restate the certificates of designation under which the Preferred Shares were issued to eliminate substantially all of the voting rights and restrictive covenants. You may not tender your Series G ADSs or Series H ADSs in the Exchange Offer without consenting to the proposed amended and restated Series G Preferred or Series H Preferred certificate of designation, as applicable. The tender by a holder of Series G ADSs or Series H ADSs pursuant to this Exchange Offer will constitute the granting of consent by such holder to the proposed amended and restated Series G Preferred or Series H Preferred certificate of designation, as applicable. Such consent will be provided as an instruction to The Bank of New York Mellon, the Depositary, as the only “holder” of Preferred Shares, to vote the tendered Preferred Shares in favor of the proposed amended and restated certificates of designation.

The proposed amended and restated certificate of designation for each of the Series G Preferred and Series H Preferred pursuant to which Preferred Shares were issued will eliminate substantially all of the voting rights and restrictive covenants, including:

•	deleting the requirement for payment of accrued dividends on the Preferred Shares, whether in the future or in arrears;

•	deleting the requirement that, if and when dividends on the Preferred Shares are in arrears for six or more quarterly periods, whether or not consecutive (and whether or not such dividends shall have been declared and whether or not there are profits, surplus, or other funds legally available for the payment of dividends), the holders will have the right to elect a member of our Board of Directors or receive any increase in the dividend rate for such Preferred Shares;

•	amending the requirement that, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding series of Preferred Shares, (i) voting as a single class, the Company shall not adopt any amendment to the Articles of Incorporation, as amended from time to time (“Articles of Incorporation”), that materially and adversely alters the preferences, power or rights of such Preferred Shares, to be reduced to the affirmative vote or consent of the holders of at least a majority of the outstanding series of Preferred Shares and (ii) voting as a class together with holders of any other parity securities, the Company shall not create or issue any senior securities, to be reduced to the affirmative vote or consent of the holders of at least a majority of the outstanding series of Preferred Shares;

•	deleting the requirement that, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding series of Preferred Shares, voting as a class together with holders of any other parity securities, the Company shall not issue any parity securities if the cumulative dividends payable on outstanding Preferred Shares are in arrears; and

•	deleting the requirement that, in the event that full cumulative dividends on the Preferred Shares and any parity securities shall not have been paid or declared and set apart for payment, none of the Company or any Affiliate of the Company may repurchase, redeem or otherwise acquire any series of Preferred Shares or parity securities.

Approval of the majority of our outstanding Common Stock of the Company, and at least 66 2/3% of outstanding Series G Preferred and outstanding Series H Preferred must be received in order to amend and restate the applicable certificate of designation in the manner contemplated above. If the requisite approval is received, then we will execute and file an amended and restated certificate of designation that gives effect to the proposed amendments with respect to the Series G Preferred, the Series H Preferred or both.

As a result, if the Exchange Offer is completed and we receive the approval of the holders of the majority of our outstanding Common Stock, we will be able to amend and restate the respective certificates of designation without the approval of any other holder of Preferred Shares. Each non-exchanging holder of Preferred Shares will be bound by the applicable amended and restated certificate of designation even if such holder did not give its consent. If the Exchange Offer is terminated or withdrawn, the proposed amended and restated certificates of designation will not become effective and all consents received as a result of this Exchange Offer will be deemed revoked.

For more complete information regarding the voting rights and restrictive covenants to be deleted we urge you to review the existing certificates of designation for the Series G Preferred and Series H Preferred and the amended and restated certificate of designation. See “Where You Can Find More Information” and see “Annex A-1—Form of Amended and Restated Series G Preferred Certificate of Designation” and “Annex A-2—Form of Amended and Restated Series H Preferred Certificate of Designation.”

We are making the Exchange Offer only to holders of Series G ADSs and Series H ADSs in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 3(a)(9) of the Securities Act. We will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders and related consents of Preferred Shares. Our officers, directors and employees may solicit tenders and related consents from holders of our Preferred Shares and will answer inquiries concerning the

Exchange Offer, but they will not receive additional compensation for soliciting tenders and related consents or answering any such inquiries.

Georgeson LLC is acting as Information Agent, and The Bank of New York Mellon is acting as Exchange Agent in connection with the Exchange Offer. The Information Agent may contact holders of Preferred Shares and the underlying Series G ADSs or Series H ADSs by mail, telephone, facsimile and/or other customary means and may request brokers and other securities intermediaries to forward materials relating to the Exchange Offer to beneficial owners. The Information Agent and the Exchange Agent will each receive reasonable and customary compensation for their respective services and will be reimbursed by us for reasonable out-of-pocket expenses. The Information Agent and the Exchange Agent will be indemnified against certain liabilities in connection with the Exchange Offer, including certain liabilities under the federal securities laws.

In addition, we will request that brokers and other securities intermediaries forward copies of this Offer to Exchange and Consent Solicitation Statement to the beneficial owners of Series G ADSs and Series H ADSs, and will provide reimbursement for the cost of forwarding such material. We will not pay any fees or commissions to brokers, other securities intermediaries or other persons (other than as described above) for soliciting tenders and related consents of Preferred Shares in connection with the Exchange Offer.

You should rely only on the information contained in this Offer to Exchange and Consent Solicitation Statement. Except as described above, we have no arrangements for and have no understanding with any dealer, salesman or other person regarding the solicitation of tenders and related consents hereunder. None of us, the Depositary, the Exchange Agent or the Information Agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the delivery of this Offer to Exchange and Consent Solicitation Statement nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or its subsidiaries since the respective dates as of which information is given in this Offer to Exchange and Consent Solicitation Statement. We are offering to acquire, and are seeking tenders and related consents of, the Series G ADSs or Series H ADSs and Preferred Shares only in U.S. jurisdictions where the offers or tenders and related consents are permitted pursuant to the laws of such jurisdiction.

Registered holders who tender their Series G ADSs or Series H ADSs directly to us through the Exchange Agent will not have to pay any fees or commissions. Any fees due to the Depositary for cancellation of the tendered Series G ADSs and Series H ADSs will be paid by the Company. Holders who tender their Series G ADSs or Series H ADSs through a broker or other securities intermediary may be charged a fee by their broker or other securities intermediary for doing so. Such holders should consult their broker or other securities intermediary to determine whether any charges will apply.

The term “expiration date” means 11:59 p.m., New York City Time, on October 17, 2016, unless we extend the period of time for which the Exchange Offer with respect to Series G ADSs or Series H ADSs is open, in which case the term “expiration date” means the latest time and date on which the Exchange Offer with respect to such series of Series G ADSs or Series H ADSs, as so extended, expires.

The Depository Trust Company and its direct and indirect participants will establish their own cutoff dates and times to receive instructions to tender in this Exchange Offer, which will be earlier than the expiration date. You should contact your broker or other securities intermediary to determine the cutoff date and time applicable to you.

If the Exchange Offer expires or terminates without any Series G ADSs or Series H ADSs being accepted by us following the expiration or termination of the Exchange Offer, you will continue to hold your Series G ADSs or Series H ADSs.

Conditions of the Exchange Offer

The Exchange Offer is conditioned upon, among other things, at least 66 2/3% Series G ADSs and 66 2/3% Series H ADSs having been validly tendered and not properly withdrawn prior to the expiration of the Exchange Offer.

In addition, subject to Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are not obligated to accept or pay for, and may delay the acceptance of, any Series G ADSs or Series H ADSs tendered pursuant to the Exchange Offer if at any time on or after the date of this Offer to Exchange and Consent Solicitation Statement and prior to the expiration date, any of the following conditions shall exist:

1.	there is any litigation regarding the Exchange Offer:

•	challenging or seeking to make illegal, materially delay, restrain or prohibit the Exchange Offer or our acceptance of tendered Series G ADSs or Series H ADSs; or

•	which could have a material adverse effect on us;

2.	any governmental authority issues a final and nonappealable order or takes any action permanently restraining, enjoining or prohibiting or materially delaying or preventing the consummation of the Exchange Offer or consummation of the Exchange Offer would violate any law, rule or regulation applicable to us, including the distribution limitations under the Republic of the Marshall Islands law;

3.	any law, rule or regulation or governmental order becomes applicable to us or the transactions contemplated by the Exchange Offer that results, directly or indirectly, in any of the consequences described within paragraph (1) above; or

4.	delivery of shares of Common Stock or cash in exchange for Series G ADSs or Series H ADSs would not be permitted under the Republic of Marshall Islands law.

We will, in our reasonable judgment, determine whether each condition to the Exchange Offer has been satisfied or may be waived and whether any such condition(s) should be waived. If any of the conditions to the Exchange Offer is unsatisfied on the expiration date and we do not or cannot waive such conditions, the Exchange Offer will expire and we will not accept the Series G ADSs or Series H ADSs that have been validly tendered. In addition, we reserve the right, in our sole discretion, but subject to applicable law, to terminate the Exchange Offer at any time prior to the expiration date of the Exchange Offer.

Extension, Termination and Amendment

We expressly reserve the right, at any time and from time to time, to extend the period of time during which the Exchange Offer with respect to the Series G ADSs and Series H ADSs is open, in our sole discretion. We will extend the expiration date of the Exchange Offer if required by applicable law or regulation or for any reason we deem appropriate. During any such extension, all Series G ADSs or Series H ADSs previously tendered and not validly withdrawn will remain subject to the Exchange Offer and subject to your right to withdraw your Series G ADSs or Series H ADSs in accordance with the terms of the Exchange Offer.

Subject to the SEC’s applicable rules and regulations, we reserve the right, at any time or from time to time, to:

•	amend or make changes to the terms of the Exchange Offer, including the conditions to the Exchange Offer;

•	delay our acceptance or our acquisition of any Series G ADSs or Series H ADSs pursuant to the Exchange Offer or terminate the Exchange Offer and not accept or acquire any Series G ADSs or Series H ADSs not previously accepted or acquired, upon the determination that any of the conditions of the Exchange Offer have not been satisfied, as determined by us; and

•	waive any condition.

We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any such announcement will be issued no later than 9:00 a.m., New York City Time, on the next business day after the previously scheduled expiration date. If we amend the Exchange Offer in a manner we determine to constitute a material change, we will promptly disclose the amendment as required by law and, depending on the significance of the amendment and the manner of disclosure to the registered holders, we will extend the Exchange Offer as required by law if the Exchange Offer would otherwise expire during that period.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension termination or amendment of the Exchange Offer, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to an appropriate news agency.

If we make a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or if we waive a material condition of the Exchange Offer, we will extend the Exchange Offer to the extent required under the Exchange Act. If, prior to the expiration date, we increase or decrease the percentage of Series G ADSs or Series H ADSs being sought or increase or decrease the consideration, or change the type of consideration, offered to holders of Series G ADSs or Series H ADSs, such modification will be applicable to all holders of Series G ADSs or Series H ADSs whose Series G ADSs or Series H ADSs are accepted pursuant to the Exchange Offer and, if, at the time notice of any such modification is first published, sent or given to holders of Series G ADSs or Series H ADSs, the Exchange Offer is scheduled to expire at any time earlier than the tenth business day from and including the date that such notice is first so published, sent or given, the Exchange Offer will be extended until the expiration of such ten business day period. For purposes of the Exchange Offer, a “business day” means any day other than a Saturday, Sunday or a federal holiday and consists of the time period from 12:01 a.m. through 11:59 p.m., New York City Time.

We reserve the right, in our sole discretion, but subject to applicable law, to terminate the Exchange Offer at any time prior to the expiration date of the Exchange Offer.

Proposed Amended and Restated Certificates of Designation

The proposed amendments to the Series G Preferred Certificate of Designation and the Series H Preferred Certificate of Designation are provided in the form of amended and restated certificates of designation, copies of which are attached as Exhibit A-1 and A-2, respectively. Upon our receipt of consents representing 66 2/3% of the outstanding Series G Preferred and Series H Preferred, respectively, and after a subsequent vote of the holders of the majority of our outstanding Common Stock, the respective amended and restated certificates of designation will become operative and effective. The amended and restated certificate of designation, if adopted, will be binding on all the holders of Preferred Shares who do not tender their Series G ADSs or Series H ADSs in the Exchange Offer. The proposed amended and restated certificates of designation, if adopted and operative, will eliminate substantially all of the voting rights and restrictive covenants in the Series G Preferred and Series H Preferred certificates of designation. For more complete information regarding the certificates of designation, you should consult our existing Series G Preferred and Series H Preferred certificates of designation, and the form of amended and restated certificates of designation, copies of which are attached as Exhibit A-1 and A-2, respectively.

The proposed amended and restated Series G Preferred and Series H Preferred certificates of designation would eliminate substantially all of the voting rights and covenants that currently prohibit or restrict our ability, subject to specified exceptions, to:

•	delete the requirement for payment of accrued dividends on the Preferred Shares, whether in the future or in arrears;

•

delete the requirement that, if and when dividends on the Preferred Shares are in arrears for six or more quarterly periods, whether or not consecutive (and whether or not such dividends shall have been declared and whether or not there are profits, surplus, or other funds legally available for the payment of dividends), the holders will have the right to elect a member of our Board of Directors or receive any increase in the dividend rate for such Preferred Shares;

•	amend the requirement that, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding series of Preferred Shares, voting as a single class, the Company shall not adopt any amendment to the Articles of Incorporation that materially and adversely alters the preferences, power or rights of such Preferred Shares, to be reduced to the affirmative vote or consent of the holders of at least a majority of the outstanding series of Preferred Shares;

•	delete the requirement that, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding series of Preferred Shares, voting as a class together with holders of any other parity securities, the Company shall not issue any parity securities if the cumulative dividends payable on outstanding Preferred Shares are in arrears or create any senior securities; and

•	delete the requirement that, in the event that full cumulative dividends on the Preferred Shares and any parity securities shall not have been paid or declared and set apart for payment, none of the Company or any Affiliate of the Company may repurchase, redeem or otherwise acquire any series of Preferred Shares or parity securities.

The definitions relating solely to the eliminated covenants will be eliminated. Some other sections of the Preferred Shares certificates of designation may be amended to reflect the elimination of the foregoing covenants.

The proposed amended and restated certificates of designation for each series of Preferred Shares require the consent of holders of a majority of the outstanding Series G Preferred and Series H Preferred, each voting as a separate class, as well as the affirmative vote of the holders of the majority of our outstanding Common Stock.

If the proposed amended and restated certificates of designation become effective:

•	we, as soon as practicable, will transmit a notice describing the amended and restated certificates of designation to all registered holders of our Series G Preferred and/or Series H Preferred that remain outstanding; and

•	non-tendering holders will hold their Preferred Shares under the Preferred Shares’ certificate of designation, as amended and restated, whether or not that holder consented to the proposed amendments.

The tender by a holder of Series G ADSs or Series H ADSs pursuant to this Exchange Offer will constitute the granting of consent by such holder to the proposed amended and restated Series G Preferred or Series H Preferred certificate of designation, as applicable. Such consent will be provided as an instruction to The Bank of New York Mellon, the Depositary, as the only “holder” of Preferred Shares, to vote the tendered Preferred Shares in favor of the proposed amended and restated certificates of designation. We are not soliciting and will not accept consents from holders who are not tendering their Series G ADSs or Series H ADSs pursuant to this offer.

The proposed amendments constitute a single proposal with respect to the certificates of designation for the Series G Preferred and Series H Preferred and a tendering and consenting holder must consent to the applicable proposed amended and restated certificate of designation in its entirety and may not consent selectively with respect to certain of the proposed amendments.

The elimination and modification effected by the amended and restated certificates of designation of the covenants and other provisions set forth in the proposed amendments will not become operative unless and until the Preferred Shares are accepted for exchange by us and approved by the holders of the majority of our outstanding Common Stock.

If the proposed amended and restated certificates of designation become effective, they will apply to all of the Series G Preferred and Series H Preferred and each holder of such shares that are not properly tendered and accepted for payment hereunder will be bound by the proposed amended and restated certificates of designation regardless of whether the holder consented to the proposed amendments. The Preferred Shares underlying Series G ADSs or Series H ADSs that are not tendered and accepted for payment pursuant to this offer will remain obligations of the Company.

Consents given by holders of our Preferred Shares underlying Series G ADSs or Series H ADSs tendered but rejected by us will not be counted for the purpose of determining whether the requisite consents have been obtained. Only a registered holder can effectively deliver a consent to the proposed amendments.

Tender of Series G ADSs or Series H ADSs; Acceptance of Series G ADSs or Series H ADSs

Upon the terms and subject to the conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), we will acquire, promptly after the expiration date, by accepting, Series G ADSs or Series H ADSs validly tendered and not properly withdrawn promptly after the expiration date. The settlement date is expected to be as soon as practicable after the expiration date. In addition, subject to the applicable rules of the SEC, we expressly reserve the right to delay acceptance of, or the acquisition of, any Series G ADSs or Series H ADSs in order to comply with any applicable law. The reservation of this right to delay the acceptance or acquisition of, or payment for, the Series G ADSs or Series H ADSs is subject to the provisions of Rule 14e-1(c) under the Exchange Act, which requires us to pay the consideration offered or to return the Series G ADSs or Series H ADSs deposited by, or on behalf of, holders, promptly after the termination or withdrawal of the Exchange Offer.

For purposes of the Exchange Offer, we will be deemed to have accepted (and thereby acquired) Series G ADSs and Series H ADSs validly tendered, not properly withdrawn, and subject to proration if necessary, if and when we notify the Exchange Agent of our acceptance of the tenders of Series G ADSs or Series H ADSs pursuant to the Exchange Offer. Upon the terms and subject to the conditions of the Exchange Offer, we will deliver shares of Common Stock or cash (at such holder’s choice) in exchange for Series G ADSs or Series H ADSs to the Exchange Agent, which will act as agent for tendering holders for the purpose of receiving the shares of Common Stock or cash from us and transmitting such shares of Common Stock or cash through a book-entry transfer or otherwise to such tendering holders whose Series G ADSs or Series H ADSs have been accepted. Common Stock delivered to tendering registered holders of Series G ADSs and Series H ADSs will be registered as requested in those holders’ letters of transmittal in uncertificated form and the transfer agent for our Common Stock will send written confirmations of that registration to the person registered as holder. Common Stock delivered to tendering holders of Series G ADSs and Series H ADSs that hold through securities accounts with direct or indirect participants in DTC will be registered in the name of DTC’s nominee and security entitlements will be allocated by DTC and DTC participants to those holders’ securities accounts. Cash paid to tendering registered holders of Series G ADSs and Series H ADSs will be paid by mailing checks payable as requested in their letters of transmittal. Cash paid to tendering holders of Series G ADSs and Series H ADSs that hold through participants in DTC will be paid to DTC and allocated by DTC and DTC participants to those holders’ securities accounts.

Under no circumstances will we pay interest on the consideration payable for Series G ADSs or Series H ADSs, regardless of any delay in making such delivery or extension of the expiration date.

If, prior to the expiration date, we increase the consideration to be paid for each Series G ADS or Series H ADS tendered pursuant to this Exchange Offer, we will pay or deliver such increased consideration for all such Series G ADSs or Series H ADSs acquired pursuant to the Exchange Offer, whether or not such Series G ADSs or Series H ADSs were tendered prior to such increase in consideration.

If certain events occur, we may not be obligated to acquire Series G ADSs or Series H ADSs pursuant to the Exchange Offer. See “The Exchange Offer—Conditions of the Exchange Offer.”

In all cases, delivery to a tendering holder of the consideration for Series G ADSs or Series H ADSs accepted pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) the appropriate letter of transmittal (or a manually signed photocopy), properly completed and duly executed, the ADRs evidencing the Series G ADSs or Series H ADSs, if any, and any other documents required by the letter of transmittal or (ii) where applicable, the confirmation of a book-entry transfer of the Series G ADSs or Series H ADSs into the designated account at DTC (the book-entry transfer facility) (a “Book-Entry Confirmation”) pursuant to the procedures set forth in “The Exchange Offer—Procedure for Tendering.”

If we do not accept any tendered Series G ADSs or Series H ADSs pursuant to the terms and conditions of the Exchange Offer for any reason, those Series G ADSs or Series H ADSs will be credited back to the appropriate account (or ADRs will be returned) promptly following expiration or termination of the Exchange Offer.

All Series G ADSs and Series H ADSs that are validly tendered and accepted by us in the Exchange Offer will, upon our instruction, be surrendered by the Exchange Agent to the Depositary for cancellation, and the Preferred Shares underlying those Series G ADSs or Series H ADSs will be delivered by the Depositary’s custodian to us for cancellation.

Elections and Proration

When you tender Series G ADSs or Series H ADSs, you may request:

(i) $5.85 in cash for every Series G ADS or $5.75 in cash for every Series H ADS validly tendered and not validly withdrawn (a “Cash Election”) and/or

(ii) 4.77 shares of Common Stock for every Series G ADS or 4.69 shares of Common Stock for every Series H ADS validly tendered and not validly withdrawn (a “Stock Election”),

provided that when a single Series G ADS or Series H ADS is tendered, the holder must elect to receive only Common Stock or only cash.

You may elect to tender any portion of your Series G ADSs or Series H ADSs for Common Stock and any portion of your Series G ADSs or Series H ADSs for cash. However, no more than 50% of the total number of Series G ADSs and Series H ADSs tendered will receive cash. If Series G ADSs and Series H ADSs are tendered in excess of this limit, they will be subject to proration procedures and all such excess Series G ADSs and Series H ADSs will be deemed to have been tendered for, and will automatically receive, shares of Common Stock. Series G ADSs or Series H ADSs tendered for Common Stock will not be subject to any proration. All such Series G ADSs and Series H ADSs tendered will receive Common Stock.

If more than 50% of the total number of Series G ADSs and Series H ADSs tendered make the Cash Election, the Company will adjust the elections accordingly such that no more than 50% of the total number of the exchanged Series G ADSs and Series H ADSs will receive cash. If you elect to tender any Series G ADSs or Series H ADSs for Common Stock, your election will not be subject to any proration and you will receive Common Stock for such Series G ADSs or Series H ADSs. For example, if 60% of Series G ADSs or Series H ADSs tendered made a Cash Election and 40% made a Stock Election, the amount of the Series G ADSs or Series H ADSs exchanged for cash under the Cash Election would be reduced to 50% and the Stock Election would be adjusted accordingly. As a result, a tendering holder making a full Cash Election would receive cash for 83.33% of its tendered Series G ADSs or Series H ADSs, and would receive Common Stock for the remaining 16.67% of its tendered Series G ADSs or Series H ADSs.

Fractional Shares

Fractional shares of Common Stock will not be issued in exchange for Series G ADSs or Series H ADSs. Instead, the Exchange Agent, DTC or a DTC participant will aggregate and sell those fractional entitlements and each holder of Series G ADSs or Series H ADSs will be entitled to a portion of the net proceeds of that sale in lieu of its entitlement to a fraction of a share of Common Stock.

Procedure for Tendering

Registered Holders. In order for a holder that holds Series G ADSs or Series H ADSs on the record books of the Depositary to validly tender Series G ADSs or Series H ADSs pursuant to the Exchange Offer, the appropriate letter of transmittal (or a manually signed photocopy), properly completed and duly executed, the ADRs evidencing the Series G ADSs or Series H ADSs, if any, and any other documents required by the appropriate letter of transmittal must be received by the Exchange Agent at the address set forth on the back cover of this Offer to Exchange and Consent Solicitation Statement prior to the expiration date. The holder may change its election prior to the expiration date of the Exchange Offer by submitting to the Exchange Agent a properly completed and signed revised letter of transmittal.

If you tender your Series G ADSs or Series H ADSs without indicating the number of Series G ADSs or Series H ADSs you wish to tender, it will be assumed that you are tendering all Series G ADSs or Series H ADSs owned by you. In addition, if tender your Series G ADSs or Series H ADSs without indicating the consideration you wish to receive in exchange for the Series G ADSs or Series H ADSs that you tender, it will be assumed that you are electing to tender all Series G ADSs or Series H ADSs for Common Stock.

Holders in DTC. In order for a holder that holds Series G ADSs or Series H ADSs in a securities account with a broker or other securities intermediary to validly tender Series G ADSs or Series H ADSs pursuant to the Exchange Offer, the Series G ADSs and Series H ADSs must be tendered pursuant to the procedure for book-entry transfer described below and a Book-Entry Confirmation must be received by the Depositary prior to the expiration date. The Depositary will designate accounts with respect to the Series G ADSs and Series H ADSs at DTC, the book-entry transfer facility, for purposes of the Exchange Offer within two business days after the date of this Offer to Exchange and Consent Solicitation Statement. The holder should instruct its broker or other securities intermediary to make the appropriate election on its behalf when they tender Series G ADSs or Series H ADSs through DTC. The holder may change its election by transmitting, or instructing its broker, dealer or other nominee to transmit, revised election information through DTC. Any securities intermediary that is a participant in the system of DTC may make a book-entry delivery of Series G ADSs or Series H ADSs by causing DTC to transfer those Series G ADSs or Series H ADSs into a designated account at DTC in accordance with DTC’s procedures for transfer. The securities intermediary must also send the Exchange Agent an Agent’s Message, which is a message transmitted to the Exchange Agent by the tendering DTC participant confirming that the participant has received a copy of the Offer to Exchange and the letter of transmittal and that the Company may enforce the terms of the Exchange Offer against the participant.

Fees. If you are the record owner of Series G ADSs or Series H ADSs and you tender your Series G ADSs or Series H ADSs directly to the Exchange Agent, you will not be obligated to pay any charges or expenses of the Depositary or any brokerage commissions. If you own your Series G ADSs or Series H ADSs through a broker or other securities intermediary, and your broker or other securities intermediary tenders the Series G ADSs or Series H ADSs on your behalf, such institution may charge you a fee for doing so. You should consult your broker or other securities intermediary to determine whether any charges will apply.

Transfer Taxes. We will pay any transfer taxes imposed by the United States or the Marshall Islands or any jurisdiction therein with respect to the exchange of Series G ADSs or Series H ADSs pursuant to the Exchange Offer (for the avoidance of doubt, transfer taxes do not include income or back-up withholding taxes). If a transfer tax is imposed for any reason other than the exchange of Series G ADSs or Series H ADSs pursuant to the Exchange Offer, or by any jurisdiction outside the United States or the Marshall Islands, then the amount of such transfer tax (whether imposed on the registered holder or any other person) will be payable by the tendering holders.

No Guaranteed Delivery. There are no guaranteed delivery provisions provided for by the Company in connection with the Exchange Offer under the terms of this Offer to Exchange and Consent Solicitation Statement or any other related documents. Holders must tender their Series G ADSs or Series H ADSs in accordance with the procedures set forth above so that all required steps are completed prior to the expiration date.

Effects of Tenders

By tendering your Series G ADSs or Series H ADSs as set forth above, you irrevocably appoint the Exchange Agent and the Company and their designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your Series G ADSs or Series H ADSs tendered and accepted by us, including to (i) transfer the tendered Series G ADSs and Series H ADSs to, or to the order of, the Company, (ii) surrender the tendered Series G ADSs and Series H ADSs and instruct the Depositary to deliver the underlying Preferred Shares to, or to the order of, the Company and (iii) instruct the Depositary to vote the underlying Preferred Shares in favor of the amended and restated certificate of designation of the applicable series of Preferred Shares. Such appointment will be automatically revoked if we do not accept all of the Series G ADSs or Series H ADSs that you have tendered. All such powers and proxies shall be considered coupled with an interest in the tendered Series G ADSs or Series H ADSs and therefore shall not be revocable; provided that the Series G ADSs or Series H ADSs tendered pursuant to the Exchange Offer may be withdrawn at any time on or prior to the expiration date, as it may be extended by us, and unless theretofore accepted and not returned as provided for herein, may also be withdrawn after the expiration of 40 business days after the commencement of the Exchange Offer, subject to the withdrawal rights and procedures set forth below. Upon the effectiveness of such appointment, all prior proxies or consents given by you will be revoked, and no subsequent proxies or consents may be given (and, if given, will not be deemed effective) unless the tendered Preferred Shares is validly withdrawn.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Series G ADSs or Series H ADSs in the Exchange Offer, and our determination shall be final and binding, subject to a holder challenging our determination in a court of competent jurisdiction and such court issuing a judgment to the contrary. We reserve the right to reject any and all tenders of Series G ADSs or Series H ADSs in the Exchange Offer determined by us not to be in proper form or the acceptance or acquisition of which may, in our opinion, be unlawful. No alternative, conditional or contingent tenders will be accepted and no fractional Series G ADSs or Series H ADSs will be purchased.

Subject to the applicable rules and regulations of the SEC, we also reserve the right to waive, prior to the expiration date, in our sole discretion, any of the conditions to the Exchange Offer, including the absolute right to waive any defect or irregularity in the tender of any Series G ADSs or Series H ADSs in the Exchange Offer. No tender of Series G ADSs or Series H ADSs in the Exchange Offer will be deemed to have been made until all defects and irregularities in the tender of such Series G ADSs or Series H ADSs in the Exchange Offer have been cured or waived. Neither we, the Exchange Agent, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any Series G ADSs or Series H ADSs in the Exchange Offer or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the Exchange Offer (including the letters of transmittal and instructions thereto) will be final and binding, subject to a challenge to our determination in a court of competent jurisdiction and such court issuing a judgment to the contrary.

Rule 14e-4 “Net Long Position” Requirement

It is a violation of Rule 14e-4 (promulgated under the Exchange Act) for a person, directly or indirectly, to tender securities in a partial tender offer for their own account unless the person so tendering their securities (a) has a net long position equal to or greater than the aggregate principal amount of the securities being tendered and (b) will cause such securities to be delivered in accordance with the terms of the tender offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

A tender of Series G ADSs or Series H ADSs in the Exchange Offer under any of the procedures described above will constitute the tendering holder’s representation and warranty that (a) such holder has a net long position in the Series G ADSs or Series H ADSs being tendered pursuant to the Exchange Offer within the meaning of Rule 14e-4 under the Exchange Act and (b) the tender of such Series G ADSs or Series H ADSs complies with Rule 14e-4.

The tender of Series G ADSs or Series H ADSs, pursuant to any of the procedures described above, will constitute a binding agreement between you and us upon the terms and subject to the conditions of the Exchange Offer.

Withdrawal of Tenders and Related Consents

You may validly withdraw Series G ADSs or Series H ADSs that you tender at any time prior to the expiration date of the Exchange Offer, which is 11:59 p.m., New York City Time, on October 17, 2016, unless we extend it. Any Series G ADSs or Series H ADSs not accepted will be credited back to the appropriate account (or ADRs will be returned) promptly following the expiration or termination of the Exchange Offer. In addition, after the expiration of the Exchange Offer, you may withdraw any Series G ADSs or Series H ADSs that you tendered that are not accepted by us within 40 business days after the commencement of the Exchange Offer.

For a withdrawal to be effective, you must deliver a written notice of withdrawal to the Exchange Agent at the appropriate address specified on the back cover of this Offer to Exchange and Consent Solicitation Statement prior to the expiration date or, if your Series G ADSs or Series H ADSs are not previously accepted by us, after the expiration of 40 business days after the commencement of the Exchange Offer. Any notice of withdrawal must identify the beneficial owner of the ADSs to be withdrawn, including the name of the beneficial owner of the Series G ADSs or Series H ADSs, the name of the person who tendered the Series G ADSs or Series H ADSs, if different, and the number of Series G ADSs or Series H ADSs to be withdrawn. Your notice of withdrawal must comply with the requirements set forth in this Offer to Exchange and Consent Solicitation Statement. If you tendered Series G ADSs or Series H ADSs pursuant to the procedures for a book-entry transfer, a withdrawal of Series G ADSs or Series H ADSs will only be effective if you comply with the appropriate DTC procedures prior to the expiration date of the Exchange Offer or, if your Series G ADSs or Series H ADSs are not previously accepted by us, after the expiration of 40 business days after the commencement of the Exchange Offer.

If we extend the Exchange Offer, are delayed in our acceptance of the Series G ADSs or Series H ADSs or are unable to accept Series G ADSs or Series H ADSs pursuant to the Exchange Offer for any reason, then, without prejudice to our rights under the Exchange Offer, the Exchange Agent may retain tendered Series G ADSs or Series H ADSs, and those Series G ADSs or Series H ADSs may not be withdrawn except as otherwise provided in this Offer to Exchange and Consent Solicitation Statement, subject to provisions under the Exchange Act that provide that an issuer making a tender offer shall either pay the consideration offered or return tendered securities promptly after the termination or withdrawal of the tender offer.

All questions as to the validity, form and eligibility, including time or receipt, of notices of withdrawal will be determined by us. Our determination will be final and binding on all parties, subject to a holder challenging our determination in a court of competent jurisdiction and such court issuing a judgment to the contrary. Any Series G ADSs or Series H ADSs withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no consideration will be given, unless the Series G ADSs or Series H ADSs so withdrawn are validly re-tendered and not properly withdrawn. Properly withdrawn Series G ADSs or Series H ADSs may be re-tendered by following the procedures described above under “The Exchange Offer—Procedure for Tendering” at any time prior to the expiration date of the Exchange Offer.

None of us, the Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification. Any Series G ADSs or Series H ADSs properly withdrawn will be deemed to not have been validly tendered for purposes of the Exchange Offer.

Source and Amount of Funds

The Exchange Offer is not conditioned upon our receipt of financing. We intend to fund all cash payments to the holders of Series G ADSs or Series H ADSs pursuant to the Exchange Offer, including any payments for fractional shares of Common Stock, with cash on hand.

Liquidity; Listing

The Common Stock, Series G ADSs and Series H ADSs are all currently listed and traded on the NYSE.

Following the completion of the Exchange Offer, the number of Series G ADSs or Series H ADSs that are publicly traded may be reduced. Therefore, holders who choose not to tender their Series G ADSs or Series H ADSs will own a greater percentage interest in our outstanding Series G ADSs or Series H ADSs. This may reduce the volume of trading and make it more difficult to buy or sell significant amounts of Series G ADSs or Series H ADSs without affecting the market price. See “Risk Factors—Risks Associated with the Exchange Offer—Series G ADSs or Series H ADSs that you continue to hold after the Exchange Offer are expected to become less liquid following the Exchange Offer.”

Appraisal Rights

Under Marshall Islands law, holders of Preferred Shares that do not vote on or consent to the amended and restated certificates of designation have a right to receive payment for their Preferred Shares. However, the Depositary will not exercise those appraisal rights on behalf of a holder of Series G ADSs or Series H ADSs, even if requested to do so. In order for holders of Series G ADSs or Series H ADSs to exercise their appraisal rights, they would have to surrender their Series G ADSs or Series H ADSs not later than October 10, 2016 and become a registered holder of Preferred Shares not later than October 17, 2016.

Certain Legal and Regulatory Matters

Except as set forth in this Offer to Exchange and Consent Solicitation Statement, we are not aware of any material filing, approval or other action by or with any governmental authority or administrative or regulatory agency that would be required for our acquisition or ownership of Preferred Shares underlying Series G ADSs or Series H ADSs. We intend to make all required filings under the Exchange Act.

Subsequent Repurchases of Series G ADSs or Series H ADSs

Whether or not the Exchange Offer is consummated, subject to applicable contractual restrictions, the terms of our Articles of Incorporation and applicable law, we or our affiliates may from time to time acquire Series G ADSs or Series H ADSs, other than pursuant to the Exchange Offer, through open market purchases, privately negotiated transactions, exchange offers, exercise of optional redemption rights, offers to purchase, upon such terms and at such prices as we may determine, which may be more or less than the amount to be paid pursuant to the Exchange Offer and could be paid in cash or other consideration not provided for in this Exchange

Offer. However, we have no current plan or commitment to do so. Until the expiration of at least ten business days after the date of termination of the Exchange Offer, neither we nor any of our affiliates will make any purchases of Series G ADSs or Series H ADSs otherwise than pursuant to the Exchange Offer. If required by Rule 13e-3 under the Exchange Act, any subsequent repurchases will be made in accordance with Rule 13e-3 and any other applicable provisions of the Exchange Act.

Exchange Agent

We have retained The Bank of New York Mellon as the Exchange Agent. We will pay the Exchange Agent reasonable and customary compensation for its services in connection with the Exchange Offer and reimburse it for its reasonable out-of-pocket expenses.

Information Agent

Georgeson LLC is serving as Information Agent in connection with the Exchange Offer. The Information Agent will assist with the mailing of this Offer to Exchange and Consent Solicitation Statement and related materials to holders of Series G ADSs and Series H ADSs, respond to inquiries of and provide information to holders of Series G ADSs and Series H ADSs in connection with the Exchange Offer, and provide other similar advisory services as we may request from time to time. Questions regarding the terms of the Exchange Offer, and requests for assistance or for additional copies of this Offer to Exchange and Consent Solicitation Statement and any other required documents, may be directed to the Information Agent at the address and telephone numbers set forth on the back cover of this Offer to Exchange and Consent Solicitation Statement.

Expenses

We expect to incur reasonable and customary fees and expenses of approximately $0.75 million in connection with the Exchange Offer. We also will pay brokers and other securities intermediaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Exchange Offer, the letters of transmittal and related documents to the beneficial owners of Series G ADSs or Series H ADSs and in handling or forwarding tenders and related consents of Series G ADSs or Series H ADSs by their customers.

In connection with the Exchange Offer, our officers, directors and employees may solicit tenders and related consents of Series G ADSs or Series H ADSs by use of the mails, personally or by telephone, facsimile, telegram, electronic communication or other similar methods.

No brokerage commissions will be payable by tendering holders of Series G ADSs or Series H ADSs to us, the Information Agent or the Depositary. The Company will pay any fees due to the Depositary for the cancellation of the tendered Series G ADSs and Series H ADSs. Holders who tender their Series G ADSs or Series H ADSs through a broker or other securities intermediary should contact such institution as to whether it charges any service fees.

Additional Information

Pursuant to Exchange Act Rule 13e-4, we have filed with the SEC a Tender Offer Statement on Schedule TO (the “Schedule TO”), which contains additional information with respect to the Exchange Offer. We will file an amendment to the Schedule TO to report any material changes in the terms of the Exchange Offer and to report the final results of the Exchange Offer as required by Exchange Act Rule 13e-4(c)(3) and 13e-4(c)(4), respectively. The Schedule TO, including the exhibits and any amendments thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth under “Where You Can Find More Information.”

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding beneficial ownership, as of March 31, 2016, of our Common Stock by each of our executive officers and directors. The information is not necessarily indicative of beneficial ownership for any other purposes. Under SEC rules, a person or entity beneficially owns any shares that the person or entity had the right to acquire within 60 days after March 31, 2016 through the exercise of any option or other right. The percentage disclosed under “Percentage of Common Stock Owned” is based on all outstanding Common Stock (109,518,219 shares). Unless otherwise indicated, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. Information for certain holders is based on information delivered to us.

Name	Shares of Common Stock Owned	Percentage of Common Stock Owned
Angeliki Frangou(1)(2)	32,329,427	28.5%
George Achniotis	*	*
Ted C. Petrone	*	*
Vasiliki Papaefthymiou	*	*
Anna Kalathakis	*	*
Shunji Sasada	*	*
Leonidas Korres	*	*
Efstratios Desypris	*	*
Ioannis Karyotis	*	*
Erifili Tsironi	*	*
Spyridon Magoulas	*	*
John Stratakis	*	*
Efstathios Loizos	*	*
George Malanga	*	*

*	Less than 1%.
(1)	Angeliki Frangou has filed a Section 13D amendment indicating that she intends, subject to market conditions, to purchase up to $20.0 million of Common Stock and as of September 16, 2016, she had purchased approximately $10.0 million of Common Stock.
(2)	The amount and nature of beneficial ownership and the percentage of Common Stock owned includes 3,575,665 options, each for one share, vested but not yet exercised and 500,401 unvested options, each for one share, which will vest within 60 days of the date thereof.

Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Unless otherwise indicated in the footnotes to the table above, the business address of the stockholders listed above is c/o Navios Maritime Holdings Inc., 7 Avenue de Grande Bretagne, Office 11B2, Monte Carlo, MC 98000 Monaco.

There have been no purchase or sale transactions in the Common Stock by the Company or its executive officers and directors in the 60 days preceding the date of this Offer to Exchange and Consent Solicitation Statement.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS

The following table sets forth our ratio of earnings to combined fixed charges and preferred distributions for the periods indicated (expressed in thousands of U.S. Dollars):

	Six Months Ended June 30, 2016		Year Ended December 31, 2015		Year Ended December 31, 2014
Ratio of Earnings to Combined Fixed Charges(1)	(A	)	(A	)	(A	)
(A) Additional pre-tax income from continuing operations before adjustment for income or loss from equity investees necessary to generate a ratio of earnings to fixed charges of 1.00.	148,065		76,272		90,018

(1)	For purposes of computing our ratio of earnings to fixed charges on a consolidated basis, earnings is the result of adding (a) pre-tax income from continuing operations before adjustment for minority interest in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, and (d) distributed income of equity investees, and subtracting (a) interest capitalized and (b) preference security dividend requirements of consolidated subsidiaries. Fixed charges represent (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness, (iii) interest within time-charter hire and rental expense, and (iv) preference security dividend requirements of consolidated subsidiaries.

MARKET PRICE AND DIVIDEND INFORMATION

Market Price of and Dividends on the Common Stock

Our Common Stock is listed for trading on the NYSE under the symbol “NM.”

The following table sets forth, for the periods indicated, the high and low closing prices for our Common Stock, as reported on the NYSE, for the periods indicated. The last reported sale price of our Common Stock on the NYSE on September 16, 2016 was $1.17 per share of Common Stock.

	Price Range
	High	Low
Quarter Ended:
June 30, 2016	$1.66	$0.57
March 31, 2016	$1.75	$0.68
December 31, 2015	$3.26	$1.13
September 30, 2015	$4.51	$2.42
June 30, 2015	$4.31	$3.30
March 31, 2015	$4.68	$3.55
December 31, 2014	$6.34	$3.50
September 30, 2014	$10.27	$5.76

Month Ended:
September 30, 2016 (through September 16, 2016)	$1.17	$1.00
August 31, 2016	$1.14	$0.86
July 31, 2016	$1.27	$0.79

	Amount of Cash Dividends	Cash Dividends Paid Per Share of Common Stock
	(amounts in millions)
Dividends Paid for Quarter Ended
June 30, 2016	—	$0.00 per share
March 31, 2016	—	$0.00 per share
December 31, 2015	—	$0.00 per share
September 30, 2015	$6.60	$0.06 per share
June 30, 2015	$6.40	$0.06 per share
March 31, 2015	$6.40	$0.06 per share
December 31, 2014	$6.30	$0.06 per share
September 30, 2014	$6.30	$0.06 per share

In November 2015, we announced that the Board of Directors decided to suspend the quarterly dividend to its common stockholders and no dividends have been paid since that time.

Market Price of and Dividends on the Series G ADSs and Series G Preferred

Our Series G ADSs are listed for trading on the NYSE under the symbol “NMpG.”

The following table sets forth, for the periods indicated, the high and low closing prices for our Series G ADSs, as reported on the NYSE, for the periods indicated. The last reported sale price of our Series G ADSs on the NYSE on September 16, 2016 was $5.38 per Series G ADS.

	Price Range
	High	Low
Quarter Ended:
June 30, 2016	$6.03	$2.82
March 31, 2016	$11.68	$2.50
December 31, 2015	$18.25	$5.64
September 30, 2015	$20.47	$16.50
June 30, 2015	$22.57	$19.57
March 31, 2015	$26.50	$18.99
December 31, 2014	$25.51	$16.47
September 30, 2014	$26.00	$25.01

Month Ended:
September 30, 2016 (through September 16, 2016)	$5.50	$5.05
August 31, 2016	$5.96	$4.92
July 31, 2016	$6.82	$4.03

	Amount of Cash Dividends	Cash Dividends Paid Per Series G Preferred
	(amounts in millions)
Dividends Paid for Quarter Ended
June 30, 2016	—	$0.00 per share
March 31, 2016	$1.10	$0.546875 per share
December 31, 2015	$1.10	$0.546875 per share
September 30, 2015	$1.10	$0.546875 per share
June 30, 2015	$1.10	$0.546875 per share
March 31, 2015	$1.10	$0.546875 per share
December 31, 2014	$1.10	$0.54688 per share
September 30, 2014	$1.10	$0.546875 per share

In February 2016, we announced the suspension of payment of quarterly dividends on the Series G Preferred and no dividends due have been paid on the Series G Preferred since that time.

If the Exchange Offer is successfully completed, the extent of the public market for our traded Series G ADSs and the availability of such quotations would depend upon the number of holders and/or the aggregate market value of our traded Series G ADSs remaining at such time, the interest in maintaining a market in our traded Series G ADSs on the part of securities firms and other factors.

Market Price of and Dividends on the Series H ADSs and Series H Preferred

Our Series H Preferred are listed for trading on the NYSE under the symbol “NMpH.”

The following table sets forth, for the periods indicated, the high and low closing prices for our Series H ADSs, as reported on the NYSE, for the periods indicated. The last reported sale price of our Series H ADSs on the NYSE on September 16, 2016 was $5.30 per Series H ADS.

	Price Range
	High	Low
Quarter Ended:
June 30, 2016	$5.80	$2.76
March 31, 2016	$11.46	$2.37
December 31, 2015	$17.56	$5.06
September 30, 2015	$19.30	$15.63
June 30, 2015	$22.45	$18.70
March 31, 2015	$22.42	$18.22
December 31, 2014	$24.58	$16.55
September 30, 2014	$25.05	$23.95

Month Ended:
September 30, 2016 (through September 16, 2016)	$5.50	$4.78
August 31, 2016	$5.74	$4.75
July 31, 2016	$6.64	$3.40

	Amount of Cash Dividends
Dividends Paid for Quarter Ended	(amounts in millions)	Cash Dividends Paid Per Series H Preferred
June 30, 2016	—	$0.00 per share
March 31, 2016	$2.60	$0.539063 per share
December 31, 2015	$2.60	$0.539063 per share
September 30, 2015	$2.60	$0.539063 per share
June 30, 2015	$2.60	$0.539063 per share
March 31, 2015	$2.60	$0.5390625 per share
December 31, 2014	$2.80	$0.58099 per share
September 30, 2014	—	$0.00 per share

In February 2016, we announced the suspension of payment of quarterly dividends on the Series H Preferred and no dividends due have been paid on the Series H Preferred since that time.

If the Exchange Offer is successfully completed, the extent of the public market for our traded Series H ADSs and the availability of such quotations would depend upon the number of holders and/or the aggregate market value of our traded Series H ADSs remaining at such time, the interest in maintaining a market in our traded Series H ADSs on the part of securities firms and other factors.

COMPARISON OF RIGHTS BETWEEN THE PREFERRED SHARES AND THE COMMON STOCK

The following briefly summarizes the material differences between the rights of holders of Preferred Shares and of holders of the Common Stock to be issued in the Exchange Offer. This comparison is based on the existing Preferred Shares certificates of designation and does not take any of the proposed amendments included in the Preferred Shares’ amended and restated certificates of designation into account. The discussion below is a summary and is qualified in its entirety by reference to our Articles of Incorporation, applicable Republic of the Marshall Islands law and other documents referred to and incorporated by reference herein. We urge you to read these documents for a more complete understanding of the differences between the Preferred Shares and the Common Stock.

Governing Documents

Preferred Shares: The rights of holders of Preferred Shares are set forth in our Articles of Incorporation (including the certificates of designation establishing each of the Series G Preferred and the Series H Preferred) and the Republic of the Marshall Islands law.

Common Stock: The rights of holders of Common Stock are set forth in our Articles of Incorporation and the Republic of the Marshall Islands law.

Dividends

Preferred Shares: Holders of the Series G Preferred are entitled to receive preferential annual cash dividends at a rate of 8.75% per annum per $25.00 stated liquidation preference per Series G Share, and holder of the Series H Preferred are entitled to receive preferential annual cash dividends at a rate of 8.625% per annum per $25.00 stated liquidation preference per Series H Share, when, as and if declared by our board of directors out of legally available funds for such purpose. Dividends on the Preferred Shares are payable quarterly in arrears on each January 15, April 15, July 15 and October 15. Distributions on the Preferred Shares will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not dividends are declared.

Common Stock: Subject to the preferential rights of any other class or series of capital stock, including the Preferred Shares, holders Common Stock are entitled to receive dividends, as and when declared by our board of directors, out of legally available funds.

Ranking

Preferred Shares: With respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, the Preferred Shares rank (i) senior to all classes or series of our Common Stock, including the Common Stock and to all classes or series of stock now or hereafter authorized, issued or outstanding, the terms of which specifically provide that such stock ranks junior to the Preferred Shares; (ii) on parity with any class or series of stock expressly designated as ranking on parity with the Preferred Shares; and (iii) junior to any class or series of stock expressly designated as ranking senior to the Preferred Shares. The Preferred Shares will also rank junior in right of payment to the Company’s other existing and future debt obligations.

Common Stock: The Common Stock rank junior with respect to dividend rights and the distribution of assets upon our liquidation, dissolution or winding up to the Preferred Shares.

Voting Rights

Preferred Shares: The Preferred Shares have no voting rights except as set forth below or as otherwise provided by Marshall Islands law. In the event that one quarterly dividend payable on the Preferred Shares is in arrears (whether or not such dividend shall have been declared and whether or not there are profits, surplus, or other funds legally available for the payment of dividends), we shall use commercially reasonable efforts to obtain an amendment to our Articles of Incorporation to effectuate any and all such changes thereto as may be necessary to permit the holders of the Preferred Shares to exercise the voting rights described in clause (x) of the following sentence. If and when dividends payable on the Preferred Shares are in arrears for six or more quarterly periods, whether or not consecutive (and whether or not such dividends shall have been declared and whether or not there are profits, surplus, or other funds legally available for the payment of dividends), then (x) if our Articles of Incorporation have been amended as described in the preceding sentence, the holders of Preferred Shares will have the right, voting as a class together with holders of any other parity securities upon which like voting rights have been conferred and are exercisable, to elect one member of our board of directors, and the size of our board of directors will be increased as needed to accommodate such change (unless the size of our board of directors already has been increased by reason of the election of a director by holders of parity securities upon which like voting rights have been conferred and with which the each series of Preferred Shares voted as a class for the election of such director), and (y) if our Articles of Incorporation have not been amended as described in the preceding sentence, then, until such amendment is fully approved and effective, the dividend rate on the Preferred Shares shall increase by 25 basis points. There can be no assurance that any such amendment to our Articles of Incorporation will be approved by our common stockholders. For avoidance of doubt, commercially reasonable efforts shall not be deemed to include the requirement to pay any consent or other fee to obtain such amendment. Dividends payable on the Preferred Shares will be considered to be in arrears for any quarterly period for which full cumulative dividends through the most recent dividend payment date have not been paid on all outstanding Preferred Shares. Any such amendment to our Articles of Incorporation, if obtained, shall also provide that the right of such holders of Preferred Shares to elect members of our board of directors will continue until such time as all dividends accumulated and in arrears on the Preferred Shares have been paid in full or sufficient funds for such payment have been declared and set apart for such purpose, at which time such right will terminate, subject to the revesting of such right in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of the Preferred Shares and any other parity securities to vote as a class for such director, the term of office of such directors then in office elected by such holders voting as a class will terminate immediately. Any director elected by the holders of the Preferred Shares and any other parity securities shall each be entitled to one vote per director on any matter before our board of directors.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Preferred Shares of each series, voting as a single class, we may not adopt any amendment to our Articles of Incorporation that materially and adversely alters the preferences, powers or rights of the Preferred Shares. In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Preferred Shares, voting as a class together with holders of any other parity securities upon which like voting rights have been conferred and are exercisable, we may not:

•	issue any parity securities if the cumulative dividends payable on outstanding Preferred Shares are in arrears; or

•	create or issue any senior securities.

On any matter described above in which the holders of Preferred Shares are entitled to vote as a class, such holders will be entitled to one vote per share. Any Preferred Shares held by us or any of our subsidiaries or affiliates will not be entitled to vote.

No vote or consent of Preferred Shares shall be required for (i) the creation or incurrence of any indebtedness, (ii) the authorization or issuance of any Common Stock or other junior securities or (iii) except as expressly provided above, the authorization or issuance of any of our preferred stock.

Preferred Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Common Stock: Each outstanding share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders.

Mandatory Redemption Rights

Preferred Shares: Commencing on January 2, 2019 with respect to the Series G Preferred and July 8, 2019 with respect to the Series H Series, we may redeem, at our option, in whole or in part, the Preferred Shares at a redemption price in cash equal to $25.00 per Preferred Share plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions.

In addition, with respect to the Series H Preferred, at any time after the occurrence of a “fundamental change,” we may redeem, at our option, in whole or from time to time in part, the Series H Preferred at a redemption price in cash equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared. Any such optional redemption would be effected only out of funds legally available for such purpose.

A “fundamental change” means an event that shall be deemed to have occurred at the time after the date when our Common Stock cease to be listed or admitted for trading on the NYSE, the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors).

Common Stock: We generally have no right to redeem our Common Stock.

Restrictions on Ownership and Transfer

Preferred Shares: Generally, Preferred Shares are freely transferable. Notwithstanding the foregoing, transfers of Preferred Shares are subject to certain limitations described in the Articles of Incorporation. Transfers of Preferred Shares will be effective as of the first day of the next succeeding fiscal quarter of the Company.

Common Stock: To the extent they remain listed on a national securities exchange, shares of Common Stock generally are freely transferable, and any transferee of such shares will be admitted to the Company with respect to such shares.

Notwithstanding the foregoing, transfers of Common Stock and admission of transferees to the Company are subject to certain limitations described in the Articles of Incorporation. Transfers of Common Stock, whether or not our consent is required, will be effective as of the first day of the next succeeding fiscal quarter of the Company.

Listing

Preferred Shares: Series G ADSs and Series H ADSs are each listed on the NYSE.

Common Stock: Common Stock is listed on the NYSE.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain U.S. federal income tax consequences of the Exchange Offer. This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to a beneficial owner in light of its particular investment or other circumstances. This summary only applies to a beneficial owner of Series G ADSs or Series H ADSs that holds the Series G ADSs or Series H ADSs and will hold any Common Stock received in exchange therefor as a capital asset (generally, investment property). This summary does not address U.S. federal income tax rules that may be applicable to certain categories of beneficial owners of Series G ADSs or Series H ADSs or Common Stock, such as:

•	dealers in securities or currencies;

•	traders in securities;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding Series G ADSs or Series H ADSs or Common Stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•	persons subject to the alternative minimum tax;

•	certain U.S. expatriates;

•	financial institutions;

•	insurance companies;

•	controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations;

•	entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

•	pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes, and beneficial owners of pass-through entities; and

•	persons that exercise appraisal rights with respect to their Series G ADSs or Series H ADSs.

In addition, this summary only addresses U.S. federal income tax consequences, and does not address other U.S. federal tax consequences, including, for example, estate or gift tax consequences or the Medicare tax on certain investment income. This summary also does not address any U.S. state or local or non-U.S. income or other tax consequences.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds Series G ADSs or Series H ADSs or Common Stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Entities or arrangements classified as partnerships for U.S. federal income tax purposes, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Exchange Offer.

This summary is based on U.S. federal income tax law, including the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect or in existence as of the date of this Offer to Exchange and Consent Solicitation Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Exchange Offer as set forth in this summary. We cannot assure you that the Internal Revenue Service (the “IRS”), will not challenge one or more of the tax consequences described in this summary, and we have not obtained, nor do we intend to obtain, any ruling from the IRS or opinion of counsel with respect to the tax consequences of the

Exchange Offer. Each beneficial owner of Series G ADSs or Series H ADSs should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. income and other tax consequences of the Exchange Offer.

U.S. Tax Treatment of the Series G ADSs or Series H ADSs

A beneficial owner of the Series G ADSs or Series H ADSs is generally treated, for U.S. federal income tax purposes, as the owner of the applicable underlying Preferred Shares represented by such Series G ADSs or Series H ADSs. References in this summary to Series G ADSs and Series H ADSs should be deemed to also include the applicable underlying Preferred Shares represented by such Series G ADSs or Series H ADSs.

U.S. Holders

The following discussion applies to you only if you are a “U.S. holder.” A U.S. holder is a beneficial owner of Series G ADSs or Series H ADSs that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code) has the authority to control all of substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

Receipt of Solely Common Stock in the Exchange Offer. If you receive solely Common Stock in exchange for your Series G ADSs or Series H ADSs in the Exchange Offer, you generally will be treated as having exchanged your Series G ADSs or Series H ADSs for Common Stock pursuant to a “recapitalization” and you generally will not recognize gain or loss for U.S. federal income tax purposes. Your tax basis in the Common Stock that you receive will be the same as your tax basis in the Series G ADSs or Series H ADSs that you tender and your holding period for the Common Stock that you receive will include the holding period during which you held the Series G ADSs or Series H ADSs that you tender.

Receipt of Solely Cash in the Exchange Offer. If you receive solely cash in exchange for your Series G ADSs or Series H ADSs in the Exchange Offer, your U.S. federal income tax treatment will depend upon whether the “dividend non-equivalence tests” described below are satisfied. If none of the dividend non-equivalence tests are satisfied, the cash that you receive generally will be treated as dividend income for U.S. federal income tax purposes. In such case, your tax basis in the Series G ADSs or Series H ADSs that you tender will be added to the tax basis of any Series G ADSs or Series H ADSs that you retain (or any Common Stock that you own, if you tender all of your Series G ADSs or Series H ADSs). Conversely, if any of the “dividend non-equivalence tests” described below are satisfied, you generally will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that you receive and your tax basis in the ADSs that you tender.

Receipt of a Combination of Common Stock and Cash in the Exchange Offer. If you receive a combination of Common Stock and cash in exchange for your Series G ADSs or Series H ADSs in the Exchange Offer, subject to the discussion under “Possible Bifurcation Treatment” below, you generally will be treated as having exchanged your Series G ADSs or Series H ADSs for Common Stock and cash pursuant to a “recapitalization” and you generally will not recognize loss for U.S. federal income tax purposes. However, you will be required to recognize gain, if any, equal to the lesser of (i) the amount of cash that you receive; and (ii) the amount of gain that you “realize” in the exchange. The amount of gain that you “realize” will equal the amount by which (a) the cash plus the fair market value of the Common Stock that you receive exceed (b) your tax basis in the Series G ADSs or Series H ADSs that you tender. If none of the “dividend non-equivalence tests” described below are satisfied, any gain that you recognize generally will be treated as dividend income for U.S. federal income tax purposes. Conversely, if any of the “dividend non-equivalence tests” described below are satisfied, any gain that you recognize generally will be treated as capital gain for U.S. federal income tax purposes. In either case, your tax basis in the Common Stock that you receive will be the same as your tax basis in the Series G ADSs or Series H ADSs that you tender, increased by the amount of gain, if any, that you recognize and reduced by the amount of cash that you receive and your holding period for the Common Stock that you receive will include the holding period during which you held the Series G ADSs or Series H ADSs that you tender. If you tender more than one “block” of Series G ADSs or Series H ADSs (that is, groups of Series G ADSs or Series H ADSs that you purchased at different times or at different prices), you must calculate your recognized gain separately with respect to each block, and the results for each block may not be netted in determining your overall recognized gain. Instead, you will recognize gain on those shares on which gain is realized. If you tender more than one block of Series G ADSs or Series H ADSs, you are urged to consult your own tax advisor.

Possible Bifurcation Treatment. If you tender a portion of your Series G ADSs or Series H ADSs for Common Stock and a portion of your Series G ADSs or Series H ADSs for cash, it is possible that the transaction could be bifurcated for U.S. federal income tax purposes and treated as separate exchanges with respect to the Series G ADSs or Series H ADSs which you tender for Common Stock, on the one hand, and the Series G ADSs or Series H ADSs which you tender for cash, on the other hand. Notwithstanding the foregoing, you would not be permitted to recognize a loss for U.S. federal income tax purposes. It is unclear whether treatment as a bifurcated transaction could apply and you are urged to consult with your tax advisor about this possibility if you are considering tendering a portion of your Series G ADSs or Series H ADSs for Common Stock and a portion of your Series G ADSs or Series H ADSs for cash.

Receipt of Cash in Lieu of a Fractional Share. If you receive cash in lieu of a fractional share of Common Stock, you generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and your adjusted tax basis allocable to such fractional share.

Dividend Non-Equivalence Tests. If you receive solely cash or a combination of Common Stock and cash in exchange for your Series G ADSs or Series H ADSs in the Exchange Offer, the cash that you receive, or the gain that you are required to recognize, as the case may be, generally will be treated either as dividend income or capital gain for U.S. federal income tax purposes, depending on a determination of whether the cash that you receive, or the gain that you recognize, as the case may be, is considered to have the effect of a dividend distribution for U.S. federal income tax purposes.

In order to make this determination, if you receive a combination of Common Stock and cash in exchange for your Series G ADSs or Series H ADSs in the Exchange Offer, you will be treated as if (i) you had not participated in the Exchange Offer and instead exchanged all of your Series G ADSs or Series H ADSs for shares of common stock and (ii) immediately thereafter we redeemed a portion of your common stock in exchange for cash (in an amount equal to the cash that you received in the Exchange Offer). If the deemed redemption meets any of the “dividend non-equivalence tests” described below, your recognized gain will be treated as capital gain for U.S. federal income tax purposes. If the deemed redemption does not meet any of the “dividend non-equivalence tests” described below, your recognized gain will be treated as a dividend for U.S. federal income tax purposes.

The “dividend non-equivalence tests” are as follows:

•	your percentage of our total outstanding voting shares that you actually and constructively own immediately following the Exchange Offer is less than 80% of the percentage of our total outstanding voting shares that you actually and constructively own immediately before the Exchange Offer and you have a similar reduction in your percentage ownership of our total outstanding Common Stock;

•	as a result of the Exchange Offer, you no longer actually or constructively own any of our outstanding shares of stock; or

•	the Exchange Offer results in a meaningful reduction of your proportionate interest in our stock (which is determined based on your particular facts and circumstances; however, in certain circumstances, in the case of a stockholder holding a small minority (e.g., less than 1%) of our stock, even a small reduction of your proportionate interest in our stock may satisfy this test).

In determining whether any of the “dividend non-equivalence tests” is satisfied, you must take into account not only shares of our stock that you actually own, but also shares of our stock that you constructively own, including shares of our stock actually owned, and in some cases constructively owned, by certain related individuals and certain entities in which you have an interest, or that have an interest in you.

Contemporaneous dispositions or acquisitions of shares by you (or persons or entities related to you) may be deemed to be part of a single integrated transaction which will be taken into account in determining whether any of the “dividend non-equivalence tests” have been satisfied with respect to shares of our Series G ADSs or Series H ADSs exchanged pursuant to the Exchange Offer. For example, if you sell shares of our Series G ADSs or Series H ADSs to persons other than us at or about the time you participate in the Exchange Offer, and these transactions are part of an overall plan to reduce or terminate your proportionate interest in our stock, then the sales to persons other than us may, for U.S. federal income tax purposes, be integrated with your exchange of shares of our Series G ADSs or Series H ADSs pursuant to the Exchange Offer and, if integrated, should be taken into account in determining whether you satisfy any of the “dividend non-equivalence tests” described above.

If you are contemplating participating in the exchange offer, we urge you to consult your tax advisors regarding the “dividend non-equivalence tests” described above, including the effect of the attribution rules and the possibility that a substantially contemporaneous sale of Series G ADSs or Series H ADSs to persons other than us may assist in satisfying one or more of the “dividend non-equivalence tests.”

Amounts Treated as Capital Gain or Loss. Any amounts that are treated pursuant to the discussion above as capital gain or loss generally will be treated as long-term capital gain or loss if your holding period is greater than one year at the time of the exchange. Your ability to deduct capital losses against ordinary income is subject to limitations. Capital gain or loss that you recognize generally will be treated as a U.S.-source capital gain or loss for U.S. foreign tax credit purposes.

Amounts Treated as Dividend Income. Any amounts that are treated pursuant to the discussion above as dividend income generally will be taxable to you as either ordinary dividend income or “qualified dividend income” as described below (and without regard to the extent of our earnings and profits, since we do not maintain calculations of earnings and profits under U.S. Federal income tax principles). Because we are not a U.S. corporation, if you are a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes), you will not be entitled to claim a dividends-received deduction with respect to any dividend income that you receive from us. Dividend income that you recognize generally will be treated as “passive category income” for U.S. foreign tax credit purposes.

If you are an individual, trust or estate, dividend income that you are treated as receiving from us pursuant to the Exchange Offer generally should be treated as “qualified dividend income,” provided that: (1) the Series G ADSs or Series H ADSs are readily tradable on an established securities market in the United States (such as the New York Stock Exchange), at the time of the exchange; (2) we are not a “passive foreign investment company” for the taxable year during which you are treated as receiving the dividend income or the immediately preceding taxable year (see the discussion under “E. Taxation—Material U.S. Federal Income Tax Considerations—Taxation of U.S. Holders of our Common Stock—Passive Foreign Investment Company Status” in our Annual

Report on Form 20-F for the year ended December 31, 2015, filed on April 25, 2016, incorporated herein by reference); (3) you have owned the Series G ADSs or Series H ADSs for more than 60 days in the 121-day period beginning 60 days before the date on which the Series G ADSs or Series H ADSs become ex-dividend (and have not entered into certain risk limiting transactions with respect to such Series G ADSs or Series H ADSs); (4) you are not under an obligation to make related payments with respect to positions in substantially similar or related property; and (5) you do not treat the dividends as “investment income” for purposes of the investment interest deduction. Qualified dividend income is taxed at a preferential rates applicable to long-term capital gain, depending on the income level of the taxpayer. Dividends you receive from us that are not eligible for the preferential rates will be taxed at the ordinary income rates.

Special rules may apply to any dividend income you are treated as receiving from us pursuant to the Exchange Offer that is treated as an “extraordinary dividend.” Generally, an extraordinary dividend is a dividend with respect to a share of stock in an amount that is equal to or in excess of 10% of your tax basis (or fair market value in certain circumstances) in such share of stock. In addition, extraordinary dividends include dividends received within a one-year period that, in the aggregate, equal or exceed 20% of your tax basis (or fair market value in certain circumstances). If you are treated as receiving an extraordinary dividend that is treated as “qualified dividend income” on any share of our stock and you are an individual, estate or trust, then any loss you derive from a subsequent sale or exchange of such share of our stock will be treated as long-term capital loss to the extent of such dividend.

Treatment of Accrued and Unpaid Dividends on Series G ADSs or Series H ADSs. As noted above, the receipt of Common Stock or a combination of Common Stock and cash in exchange for your Series G ADSs or Series H ADSs in the Exchange Offer generally will be treated as a recapitalization for U.S. federal income tax purposes. At the time of the exchange, the Series G ADSs or Series H ADSs will have accrued but unpaid dividends (a “dividend arrearage”). Applicable U.S. Treasury regulations provide that, even if the exchange is a recapitalization, it may nonetheless result in a deemed distribution if (i) the recapitalization is conducted pursuant to a plan to periodically increase a stockholder’s proportionate interest in our assets or earnings and profits or (ii) a stockholder owning Series G ADSs or Series H ADSs with dividends in arrears exchanges the Series G ADSs or Series H ADSs for other stock in a recapitalization and the exchange results in a proportionate increase in the exchanging Series G ADSs or Series H ADSs holders’ interest in our assets or earnings and profits. With respect to (ii), under applicable U.S. Treasury regulations, such proportionate increase occurs where either the fair market value or liquidation preference of the stock received exceeds the issue price of the Series G ADSs or Series H ADSs surrendered. Based on the terms of the Exchange Offer, we do not believe that the recapitalization would be considered to meet either of the circumstances described above. However, if either of the circumstances described above were satisfied, you may be treated as having received a deemed distribution that would be treated as a dividend for U.S. federal income tax purposes, regardless of whether you received any cash. You are urged to consult your tax advisor concerning the application of these rules to the Exchange Offer.

Certain Reporting Requirements. If you tender Series G ADSs or Series H ADSs and receive Common Stock, or a combination of Common Stock and cash, in exchange therefor, you may be required to retain in your records, and file with your U.S. federal income tax return for the taxable year in which the exchange takes place, a statement setting forth all of the relevant facts in respect of the non-recognition of gain or loss upon such exchange, including:

•	Your tax basis in the Series G ADSs or Series H ADSs tendered in the exchange; and

•	The fair market value of the Common Stock that you received in the exchange as of the effective time of the exchange and the amount of any cash that you received in the exchange.

You are urged to consult your tax advisor concerning any information reporting requirements applicable to the Exchange Offer.

Non-U.S. Holders

The following discussion applies to you only if you are a “non-U.S. holder.” A non-U.S. holder is a beneficial owner of Series G ADSs or Series H ADSs that is neither a U.S. holder (as defined above) nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

If you tender Series G ADSs or Series H ADSs in the Exchange Offer, the exchange generally will be treated in the same manner as if you were a United States person, as described above. However:

•	Any amounts that are treated pursuant to the discussion above as dividend income generally will not be subject to U.S. federal income or withholding tax, unless the dividend income is effectively connected with your conduct of a trade or business in the United States. If you are entitled to the benefits of an applicable income tax treaty with the United States with respect to that income, such income generally will be taxable in the United States only if it is attributable to a permanent establishment maintained by you in the United States; and

•	Any amounts that are treated pursuant to the discussion above as capital gain generally will not be subject to U.S. federal income tax or withholding tax; unless,

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if you are entitled to the benefits of an applicable income tax treaty with the United States with respect to that gain, that gain is attributable to a permanent establishment maintained by you in the United States); or

•	you are an individual who is present in the United States for 183 days or more during the taxable year in which the gain is recognized and certain other conditions are met.

Any income or gain that is effectively connected with your conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If you are a corporation, your earnings and profits that are attributable to the effectively connected income (subject to certain adjustments) may be subject to an additional U.S. branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Any gain described in clause (B) of the second bullet point above (net of certain U.S.-source losses) will be taxed at a flat rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Information Reporting and Backup Withholding

In general, if you are a non-corporate U.S. holder and you tender Series G ADSs or Series H ADSs in the Exchange Offer, any cash and/or stock paid to you pursuant to the Exchange Offer may be subject to information reporting requirements. These payments to a non-corporate U.S. holder may also be subject to backup withholding tax if the non-corporate U.S. holder: (i) fails to provide an accurate taxpayer identification number; (ii) is notified by the IRS that it has become subject to backup withholding due to a prior failure to report all interest or distributions required to be shown on its federal income tax returns; or (iii) fails to comply with applicable certification requirements.

If you are a non-U.S. holder, you may be required to establish your exemption from information reporting and backup withholding by certifying your non-U.S. status on IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable.

Backup withholding tax is not an additional tax. Rather, you generally may obtain a refund of any amounts withheld under backup withholding rules that exceed your income tax liability by accurately completing and timely filing a refund claim with the IRS.

Consequences of Ownership of Shares of Our Common Stock

If you will own shares of Common Stock following the Exchange Offer, please see the discussion under “E. Taxation—Material U.S. Federal Income Tax Considerations” in our Annual Report on Form 20-F for the year ended December 31, 2015, filed on April 25, 2016, incorporated herein by reference.

Consequences of Not Participating in the Exchange Offer

If you do not participate in the Exchange Offer (or tender fewer than all of your Series G ADSs or Series H ADSs pursuant to the Exchange Offer), and a sufficient number of Series G ADSs and Series H ADSs are tendered in the Exchange Offer so that the proposed amended and restated certificates of designation of each series of Preferred Shares are approved and become effective, changes to the terms of the Preferred Shares may be substantial enough to cause you to be treated, for U.S. federal income tax purposes, as exchanging your Series G ADSs or Series H ADSs for deemed new Series G ADSs or Series H ADSs. Such a deemed exchange generally would be characterized as a recapitalization for U.S. federal income tax purposes. Under this characterization, you generally would not recognize any gain or loss as a result of the deemed exchange, and your adjusted tax basis and your holding period in your Series G ADSs or Series H ADSs will not change.

Notwithstanding the tax-free treatment described in the preceding paragraph, under certain U.S. Treasury regulations, the receipt of stock with a liquidation preference that exceeds the issue price of the preferred stock exchanged therefor is, in certain circumstances, treated as resulting in a deemed distribution in an amount equal to such excess. At the time of the deemed exchange, the Series G ADSs and Series H ADSs will have a liquidation preference in excess of the issue price of the Series G ADSs and Series H ADSs and, although the matter is unclear, such excess may be required to be treated under these U.S. Treasury regulations as a deemed distribution. Any such deemed distribution would be treated as a dividend for U.S. federal income tax purposes, even though a holder that were deemed to receive such a dividend would not have a corresponding receipt of cash.

You are urged to consult your tax advisor with respect to the U.S. federal income tax consequences of the Exchange Offer to you even where you do not participate in the Exchange Offer.

MARSHALL ISLANDS TAX CONSIDERATIONS

The following discussion is based upon the opinion of Reeder & Simpson P.C., our counsel as to matters of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands.

Because we and our subsidiaries do not and do not expect to conduct business or operations in the Republic of the Marshall Islands, and because all documentation related to this Exchange Offer will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on any consideration you receive as a shareholder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the exchange of Series G ADSs or Series H ADSs, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to your ownership of common shares.

EACH PROSPECTIVE UNITHOLDER IS URGED TO CONSULT HIS OWN TAX, LEGAL AND OTHER ADVISORS REGARDING THE CONSEQUENCES OF OWNERSHIP OF COMMON UNITS UNDER THE UNITHOLDER’S PARTICULAR CIRCUMSTANCES.

SERVICE OF PROCESS; ENFORCEABILITY OF CIVIL LIABILITIES AND

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We are incorporated under the laws of the Republic of the Marshall Islands, and our subsidiaries are incorporated under the laws of the Republic of the Marshall Islands, Malta, Belgium, Luxembourg, Liberia, Panama, Uruguay, Argentina, Brazil and certain other countries other than the United States, and we conduct operations in countries around the world. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.

Several of our directors and officers reside outside the United States. In addition, a substantial portion of our assets and the assets of the directors, officers and experts are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. See “Risk Factors—Risks Associated with the Exchange Offer—We, and certain of their officers and directors, may be difficult to serve with process, as we are incorporated in the Republic of the Marshall Islands and such persons may reside outside of the United States” in our Annual Report on Form 20-F for the year ended December 31, 2015, filed on April 25, 2016, incorporated herein by reference.

Reeder & Simpson P.C., our counsel as to Marshall Islands law, has advised us that there is uncertainty as to whether the courts of the Republic of the Marshall Islands would (i) recognize or enforce against us or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws or (ii) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of such jurisdictions would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

We have obtained directors’ and officers’ liability insurance against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not we would have the power to indemnify such person.

MISCELLANEOUS

We are not aware of any jurisdiction in which the making of the Exchange Offer is not in compliance with applicable law. If we become aware of any U.S. jurisdiction in which the making of the Exchange Offer would not be in compliance with applicable state law, we will make a good faith effort to comply with any such state law. If, after such good faith effort, we cannot comply with any such law, the Exchange Offer will not be made to (nor will tenders of and related consents Preferred Shares be accepted from or on behalf of) the holders residing in such U.S. jurisdiction. To the extent required under the laws of certain states, the offer is deemed to be made through Georgeson Securities Corporation.

No person has been authorized to give any information or make any representation on our behalf not contained in this Exchange Offer or in the letters of transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

Recipients of this Offer to Exchange and Consent Solicitation Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Exchange Offer.

CERTAIN SECURITIES LAWS CONSIDERATIONS

All of the Preferred Shares underlying Series G ADSs or Series H ADSs outstanding as of the date of this Offer to Exchange and Consent Solicitation Statement were either issued in an offering that was registered pursuant to the Securities Act or are otherwise freely tradable under U.S. securities laws, other than in the case of any Preferred Shares held by our affiliates. The issuance of any shares of Common Stock upon exchange of the Series G ADSs and Series H ADSs is exempt from registration pursuant to Section 3(a)(9) of the Securities Act. Section 3(a)(9) provides an exemption from registration for any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. When securities are exchanged for other securities of an issuer under Section 3(a)(9), the securities received in essence assume the character of the exchanged securities for purposes of the Securities Act. Because all outstanding Series G ADSs and Series H ADSs were either registered under the Securities Act or are otherwise freely tradable under U.S. securities laws, we expect that all of our shares of Common Stock issued in the Exchange Offer to persons not affiliated with us will be freely tradable under U.S. securities laws by such non-affiliates. Any shares of Common Stock issued in the Exchange Offer to persons or entities who are affiliated with us will not be freely tradable and any resale would have to be registered under the Securities Act, or comply with applicable exemptions under the securities laws, which may include Rule 144 under the Securities Act. You are urged to consult with your own legal counsel regarding the availability of a resale exemption from the registration requirements of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports with and furnish information to the SEC. You may inspect and copy any document we file with or furnish to the SEC at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates or from the SEC’s web site on the Internet at www.sec.gov free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. You can also obtain information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, are required to file with the SEC annual reports on Form 20-F and provide to the SEC other material information on Form 6-K. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. As a foreign private issuer we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our directors and principal Common Stock holders and our executive officers are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently, or as promptly, as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we furnish or make available to our Common Stock holders annual reports containing our audited consolidated financial statements prepared in accordance with U.S. GAAP and make available to our Common Stock holders reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

We make our periodic reports as well as other information filed with or furnished to the SEC available, free of charge, through our website, at www.navios.com, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. The information contained in or accessible from our internet website is not part of this Offer to Exchange and Consent Solicitation Statement unless specifically incorporated by reference herein.

This Offer to Exchange and Consent Solicitation Statement incorporates by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We have filed the documents listed below with the SEC and these documents are incorporated herein by reference:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2015, filed on April 25, 2016;

•	our report on Form 6-K, filed on June 13, 2016 (containing the “Operating and Financial Review and Prospects” for the quarter ended March 31, 2016);

•	our report on Form 6-K, filed on August 25, 2016 (containing the “Operating and Financial Review and Prospects” for the quarter ended June 30, 2016);

•	all of our subsequent reports on Form 6-K furnished to the SEC prior to the termination of this Offer to Exchange and Consent Solicitation Statement only to the extent that we expressly state in such Reports that they are being incorporated by reference into this Offer to Exchange and Consent Solicitation Statement;

•	the description of our Common Stock contained in our Registration Statement on Form 8-A filed on February 14, 2007, including any subsequent amendments or reports filed for the purpose of updating such description;

•	the description of our Series G Preferred contained in our Registration Statement on Form 8-A filed on January 24, 2014, including any subsequent amendments or reports filed for the purpose of updating such description; and

•	the description of our Series H Preferred contained in our Registration Statement on Form 8-A filed on July 7, 2014, including any subsequent amendments or reports filed for the purpose of updating such description.

We have not authorized anyone to give any information or make any representation about the Exchange Offer that is different from, or in addition to, that contained in this Offer to Exchange and Consent Solicitation Statement. Therefore, you should not rely on any other information. If you are in a U.S. jurisdiction where offers to purchase or sell, or solicitations of offers to purchase or sell, the securities offered by this Offer to Exchange and Consent Solicitation Statement are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this Offer to Exchange and Consent Solicitation Statement does not extend to you. The information contained in this Offer to Exchange and Consent Solicitation Statement speaks only as of the date of this Offer to Exchange and Consent Solicitation Statement unless the information specifically indicates that another date applies.

The Exchange Agent for the Exchange Offer is:

The Bank of New York Mellon

By Mail: The Bank of New York Mellon Voluntary Corporate Actions – Suite V P.O. Box 43031 Providence, Rhode Island 02940-3031 United States of America	By Hand or Courier: The Bank of New York Mellon Voluntary Corporate Actions – Suite V 250 Royall Street Canton, Massachusetts 02021 United States of America

The Information Agent for the Exchange Offer is:

Georgeson LLC

Call Toll-Free (888) 607-9252

Contact via E-mail at: Navios@georgeson.com

ANNEX A-1

ARTICLES OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

NAVIOS MARITIME HOLDINGS INC.

UNDER SECTION 90 OF THE BUSINESS CORPORATIONS ACT

The undersigned, (name) the (title) of NAVIOS MARITIME HOLDINGS INC., a corporation incorporated under the laws of the Republic of the Marshall Islands, for the purpose of amending the Articles of Incorporation of said Corporation hereby certify:

1. The name of the Corporation is NAVIOS MARITIME HOLDINGS INC

2. The Articles of Incorporation were originally filed with the Registrar of Corporations under the laws of the Republic of the Marshall Islands on November 19, 2002, Restated Articles of Incorporation were filed on December 5, 2002, Articles of Amendment to the Articles of Incorporation were filed on April 23, 2003 and February 16, 2005, Articles of Merger were filed on August 25, 2005, an Amendment and Restatement of the Articles of Incorporation was filed on August 25, 2005, Articles of Amendment to the Articles of Incorporation were filed on January 10, 2007, and Statements of Designation were filed on October 6, 2008, June 30, 2009, September 17, 2009, September 17, 2009, January 25, 2010, November 8, 2010, November 26, 2010, January 27, 2014, July 7, 2014 and [●].

3. The Certificate of Designation relating to Preferred Stock of the Corporation designated as “8.75% Series G Cumulative Redeemable Perpetual Preferred Stock.” filed on January 27, 2014 is hereby amended and restated in its entirety to read as follows:

Section 1    Designation.

The Shareholders hereby amend and restate the designation of the Board of Directors creating a series of Preferred Stock designated as “8.75% Series G Cumulative Redeemable Perpetual Preferred Stock,” and fix the preferences, rights, powers and duties of the holders of the Series G Preferred Stock as set forth in this Amendment to Certificate of Designation. Each share of Series G Preferred Stock shall be identical in all respects to every other share of Series G Preferred Stock. The Series G Preferred Stock represent perpetual equity interests in the Corporation and shall not give rise to a claim by the holder for redemption thereof at a particular date.

Section 2    Shares.

The authorized number of shares of Series G Preferred Stock shall be 23,000 shares, subject to increase by filing a certificate of designation with respect to such additional shares. Shares of Series G Preferred Stock that are repurchased or otherwise acquired by the Corporation shall be cancelled and shall revert to the status of authorized but unissued preferred stock of the Corporation, undesignated as to series.

Section 3    Liquidation Rights.

(a) Upon the occurrence of any Liquidation Event, Series G Holders shall be entitled to receive out of the assets of the Corporation or proceeds thereof legally available for distribution to stockholders of the Corporation, (i) after satisfaction of all liabilities, if any, to creditors of the Corporation, (ii) after all applicable distributions of such assets or proceeds being made to or set aside for the holders of any Senior Securities then outstanding in respect of such Liquidation Event, (iii) concurrently with any applicable distributions of such assets or proceeds being made to or set aside for holders of any Parity Securities then outstanding in respect of such Liquidation Event and (iv) before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of Junior Securities as to such distribution, a liquidating distribution or payment in full redemption of such Series G Preferred Stock in an amount equal to the Series G

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Liquidation Preference. For purposes of clarity, upon the occurrence of any Liquidation Event, (x) the holders of then outstanding Senior Securities shall be entitled to receive the applicable Liquidation Preference on such Senior Securities before any distribution shall be made to the Series G Holders or any Parity Securities and (y) the Series G Holders shall be entitled to the Series G Liquidation Preference per share of Series G Preferred Stock in cash concurrently with any distribution made to the holders of Parity Securities and before any distribution shall be made to the holders of Common Stock or any other Junior Securities. Series G Holders shall not be entitled to any other amounts from the Corporation, in their capacity as Series G Holders, after they have received the Series G Liquidation Preference. The payment of the Series G Liquidation Preference shall be a payment in redemption of the Series G Preferred Stock such that, from and after payment of the full Series G Liquidation Preference any such share of Series G Preferred Stock shall thereafter be cancelled and no longer be outstanding.

(b) If, in the event of any distribution or payment described in Section 3(a) above where the Corporation’s assets available for distribution to holders of the outstanding Series G Preferred Stock and any Parity Securities are insufficient to satisfy the applicable Liquidation Preference for such Series G Preferred Stock and Parity Securities, the Corporation’s then remaining assets or proceeds thereof legally available for distribution to shareholders of the Corporation shall be distributed among the holders of outstanding Series G Preferred Stock and such Parity Securities, as applicable, ratably on the basis of their relative aggregate Liquidation Preferences. To the extent that the Series G Holders receive a partial payment of their Series G Liquidation Preference, such partial payment shall reduce the Series G Liquidation Preference of their Series G Preferred Stock, but only to the extent of such amount paid.

(c) After payment of the applicable Liquidation Preference to the holders of the outstanding Series G Preferred Stock and any Parity Securities, the Corporation’s remaining assets and funds shall be distributed among the holders of the Common Stock, the Existing Preferred Stock and any other Junior Securities then outstanding according to their respective rights and preferences.

Section 4    Voting Rights.

(a) Notwithstanding anything to the contrary in this Amended and Restated Certificate of Designation, the Series G Preferred Stock shall have no voting rights except as set forth in this Section 4 or as otherwise provided by the BCA.

(b)

(i) Unless the Corporation shall have received the affirmative vote or consent of the holders of at least a majority of the outstanding Series G Preferred Stock, voting as a single class, the Corporation shall not adopt any amendment to the Articles of Incorporation that materially and adversely alters the preferences, powers or rights of the Series G Preferred Stock.

(ii) Unless the Corporation shall have received the affirmative vote or consent of the holders of at least a majority of the outstanding Series G Preferred Stock, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, the Corporation shall not create or issue any Senior Securities.

(c) For any matter described in this Section 4 in which the Series G Holders are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), such Series G Holders shall be entitled to one vote per share of Series G Preferred Stock. Any shares of Series G Preferred Stock held by the Corporation or any of its subsidiaries or Affiliates shall not be entitled to vote.

(d) No vote or consent of Series G Holders shall be required for (i) the creation or incurrence of any indebtedness, (ii) the authorization or issuance of any Common Stock or other Junior Securities or (iii) except as expressly provided in paragraph (c)(ii) above, the authorization or issuance of any Preferred Stock of the Corporation.

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Section 5    Optional Redemption.

The Corporation shall have the right at any time, and from time to time, on or after January 28, 2019 to redeem the Series G Preferred Stock, in whole or in part, from any source of funds legally available for such purpose. The Corporation may undertake multiple partial redemptions. Subject to the first sentence of this paragraph, any such redemption shall occur on a date set by the Corporation (the “Series G Redemption Date”).

(a) The Corporation shall effect any such redemption by paying cash for each share of Series G Preferred Stock to be redeemed equal to the Series G Liquidation Preference for such Series G Preferred Stock on such Series G Redemption Date (the “Series G Redemption Price”). The Series G Redemption Price shall be paid by the Paying Agent to the Series G Holders on the Series G Redemption Date.

(b) The Corporation shall give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled Series G Redemption Date, to the Series G Holders (as of 5:00 p.m. New York City time on the Business Day next preceding the day on which notice is given) of any Series G Preferred Stock to be redeemed as such Series G Holders’ names appear on the Corporation’s share transfer books maintained by the Transfer Agent at the address of such Series G Holders shown therein. Such notice (the “Series G Redemption Notice”) shall state: (1) the Series G Redemption Date, (2) the number of shares of Series G Preferred Stock to be redeemed and, if less than all outstanding Series G Preferred Stock are to be redeemed, the number (and the identification) of shares of Series G Preferred Stock to be redeemed from such Series G Holder, (3) the Series G Redemption Price and (4) the place where the shares of Series G Preferred Stock are to be redeemed and shall be presented and surrendered for payment of the Series G Redemption Price therefor.

(c) If the Corporation elects to redeem less than all of the outstanding Series G Preferred Stock, the number of shares of Series G Preferred Stock to be redeemed shall be determined by the Corporation, and such shares of Series G Preferred Stock shall be redeemed by such method of selection as the Paying Agent shall determine, either pro rata or by lot, with adjustments to avoid redemption of fractional shares of Series G Preferred Stock. The aggregate Series G Redemption Price for any such partial redemption of the outstanding Series G Preferred Stock shall be allocated correspondingly among the redeemed shares of Series G Preferred Stock. The shares of Series G Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided in this Amended and Restated Certificate of Designation (including the Corporation’s right, if it elects so, to redeem all or part of the Series G Preferred Stock outstanding at any relevant time in accordance with this Section 5 (including this paragraph (c))).

(d) If the Corporation gives or causes to be given a Series G Redemption Notice, the Corporation shall deposit with the Paying Agent funds, sufficient to redeem the Series G Preferred Stock as to which such Series G Redemption Notice shall have been given, no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the Series G Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Series G Redemption Price to the Series G Holders to be redeemed upon surrender or deemed surrender of the certificates therefor as set forth in the Series G Redemption Notice. If the Series G Redemption Notice shall have been given, from and after the Series G Redemption Date, unless the Corporation defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series G Redemption Notice, all rights of holders of such Series G Preferred Stock as the Corporation’s stockholders with respect to such Series G Preferred Stock shall cease, except the right to receive the Series G Redemption Price, and such Series G Preferred Stock shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be outstanding for any purpose whatsoever. The Corporation shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Series G Redemption Price of the Series G Preferred Stock to be redeemed), and the holders of any Series G Preferred Stock so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Corporation for any reason, including, but not limited to, redemption of Series G Preferred Stock, that remain unclaimed or unpaid after two years after the applicable Series G Redemption Date or other payment date, shall be, to the extent permitted by law, repaid to the Corporation upon its written request, after which repayment the Series G

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Holders entitled to such redemption or other payment shall have recourse only to the Corporation. Notwithstanding any Series G Redemption Notice, there shall be no redemption of any Series G Preferred Stock called for redemption until funds sufficient to pay the full Series G Redemption Price of such Series G Preferred Stock shall have been deposited by the Corporation with the Paying Agent.

(e) Any Series G Preferred Stock that are redeemed or otherwise acquired by the Corporation shall be canceled and shall constitute Preferred Stock subject to designation by the Board of Directors as set forth in the Articles of Incorporation. If only a portion of the Series G Preferred Stock represented by a certificate shall have been called for redemption, upon surrender of the certificate to the Paying Agent, the Paying Agent shall issue to the Series G Holders a new certificate (or adjust the applicable book-entry account) representing the number of Series G Preferred Stock represented by the surrendered certificate that have not been called for redemption.

Section 6    Rank.

The Series G Preferred Stock shall be deemed to rank:

(a) Senior to (i) the Common Stock, (ii) the Existing Preferred Stock, and (iii) any other class or series of capital stock established after the Series G Original Issue Date by the Board of Directors, the terms of which class or series do not expressly provide that it is made senior to or on parity with the Series G Preferred Stock as to dividends and distributions upon any Liquidation Event (collectively referred to with the Common Stock and the Existing Preferred Stock as “Junior Securities”);

(b) On a parity with any class or series of capital stock established after the Series G Original Issue Date by the Corporation, the terms of which class or series are not expressly subordinated or senior to the Series G Preferred Stock as to dividends and distributions upon any Liquidation Event (collectively referred to as “Parity Securities”); and

(c) Junior to any class or series of capital stock established after the Series G Original Issue Date by the Corporation, the terms of which class or series expressly provide that it ranks senior to the Series G Preferred Stock as to dividends and distributions upon any Liquidation Event (collectively referred to as “Senior Securities”).

The Corporation may issue Junior Securities and, subject to any approvals required by Series G Holders pursuant to Section 4(b)(ii), Parity Securities and Senior Securities from time to time in one or more classes or series without the consent of the Series G Holders. The Board of Directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such class or series before the issuance of any shares of such class or series.

Section 7    Definitions.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Corporation, as they may be amended from time to time in a manner consistent with this Amended and Restated Certificate of Designation, and shall include this Amended and Restated Certificate of Designation.

“BCA” has the meaning set forth in the introductory paragraph of this Amended and Restated Certificate of Designation.

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“Board of Directors” means the board of directors of the Corporation or, to the extent permitted by the Articles of Incorporation and the BCA, any authorized committee thereof.

“Business Day” means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required to close.

“Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

“Amended and Restated Certificate of Designation” means this Amended and Restated Certificate of Designation relating to the Series G Preferred Stock, as it may be amended from time to time in a manner consistent with this Amended and Restated Certificate of Designation, the Articles of Incorporation, the Bylaws and the BCA.

“Common Stock” means the common stock of the Corporation, par value $0.0001 per share, and any other outstanding class of common stock of the Corporation.

“Corporation” has the meaning set forth in the introductory paragraph of this Amended and Restated Certificate of Designation.

“Existing Preferred Stock” means the Corporation’s preferred stock outstanding on the Series G Original Issue Date, consisting of the shares outstanding on the date hereof of the Corporation’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock.

“Junior Securities” has the meaning set forth in Section 6(a).

“Liquidation Event” means the occurrence of a dissolution, winding up of the affairs or liquidation of the Corporation, whether voluntary or involuntary. Neither the sale of all or substantially all of the property or business of the Corporation nor the consolidation or merger of the Corporation with or into any other Person, individually or in a series of transactions, shall be deemed a Liquidation Event.

“Parity Securities” has the meaning set forth in Section 6(b).

“Liquidation Preference” means, in connection with any distribution in connection with a Liquidation Event pursuant to Section 3(a) of this Amended and Restated Certificate of Designation and with respect to any holder of any class or series of capital stock of the Corporation, the amount otherwise payable to such holder in such distribution with respect to such class or series of capital stock (assuming no limitation on the assets of the Corporation available for such distribution). For avoidance of doubt, for the foregoing purposes the Series G Liquidation Preference is the Liquidation Preference with respect to the Series G Preferred Stock.

“Paying Agent” means Continental Stock Transfer and Trust Company, acting in its capacity as paying agent for the Series G Preferred Stock, and its respective successors and assigns or any other payment agent appointed by the Corporation.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Preferred Stock” means securities of the Corporation, designated as “Preferred Stock,” which entitles the holder thereof to a preference as to the distribution of assets upon any Liquidation Event, over common stock, including the Series G Preferred Stock.

“Record Holder” means the Person in whose name Series G Preferred Stock is registered on the books of the Transfer Agent as of, unless otherwise set forth in this Amended and Restated Certificate of Designation, the opening of business on a particular Business Day.

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“Registrar” means the Registrar of Corporations as defined in Section 4 of the BCA.

“Senior Securities” has the meaning set forth in Section 6(c).

“Series G Holder” means a Record Holder of the Series G Preferred Stock.

“Series G Liquidation Preference” means a liquidation preference for each share of Series G Preferred Stock initially equal to $2,500.00 per share, which liquidation preference shall be subject to decrease upon a distribution in connection with a Liquidation Event described in Section 3 of this Amended and Restated Certificate of Designation which does not result in payment in full of the liquidation preference of such share of Series G Preferred Stock.

“Series G Original Issue Date” means January 28, 2014.

“Series G Preferred Stock” means Preferred Stock having the designations, preferences, rights, powers and duties set forth in this Amended and Restated Certificate of Designation.

“Series G Redemption Date” has the meaning set forth in Section 5.

“Series G Redemption Notice” has the meaning set forth in Section 5(b).

“Series G Redemption Price” has the meaning set forth in Section 5(a).

“Stated Series G Liquidation Preference” means an amount equal to $2,500.00 per share of Series G Preferred Stock.

“Transfer Agent” means Continental Stock Transfer and Trust Company, acting it is capacity as registrar and transfer agent for the Series G Preferred Stock, and its respective successors and assigns or any other bank, trust company or other Person as shall be appointed from time to time by the Corporation to act as registrar and transfer agent for the Series G Preferred Stock.

Section 8    Fractional Shares.

No Series G Preferred Stock may be issued in fractions of a share.

Section 9    No Sinking Fund.

The Series G Preferred Stock shall not have the benefit of any sinking fund.

Section 10    Record Holders.

To the fullest extent permitted by applicable law, the Corporation, the Registrar, the Transfer Agent and the Paying Agent may deem and treat any Series G Holder as the true, lawful and absolute owner of the applicable Series G Preferred Stock for all purposes, and neither the Corporation nor the Registrar, the Transfer Agent or the Paying Agent shall be affected by any notice to the contrary.

Section 11    Notices.

All notices or communications in respect of the Series G Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Amended and Restated Certificate of Designation, in the Articles of Incorporation, the Bylaws or by applicable law.

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Section 12    Other Rights.

The Series G Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Amended and Restated Certificate of Designation, the Articles of Incorporation, the Bylaws or as provided by applicable law.

4. The amendment to the Articles of Incorporation was authorized by vote of the holders of at least a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders, including a vote of at least a 2/3 majority of the holders of 8.75% Series G Cumulative Redeemable Perpetual Preferred Stock voting as a class.

IN WITNESS WHEREOF, we have executed these Articles of Amendment as of this      day of                 , 2016.

(PRINT NAME)
(title)

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ANNEX A-2

ARTICLES OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

NAVIOS MARITIME HOLDINGS INC.

UNDER SECTION 90 OF THE BUSINESS CORPORATIONS ACT

The undersigned, (name) the (title) of NAVIOS MARITIME HOLDINGS INC., a corporation incorporated under the laws of the Republic of the Marshall Islands, for the purpose of amending the Articles of Incorporation of said Corporation hereby certify:

1. The name of the Corporation is NAVIOS MARITIME HOLDINGS INC.

2. The Articles of Incorporation were originally filed with the Registrar of Corporations under the laws of the Republic of the Marshall Islands on November 19, 2002, Restated Articles of Incorporation were filed on December 5, 2002, Articles of Amendment to the Articles of Incorporation were filed on April 23, 2003 and February 16, 2005, Articles of Merger were filed on August 25, 2005, an Amendment and Restatement of the Articles of Incorporation was filed on August 25, 2005, Articles of Amendment to the Articles of Incorporation were filed on January 10, 2007, and Statements of Designation were filed on October 6, 2008, June 30, 2009, September 17, 2009, September 17, 2009, January 25, 2010, November 8, 2010, November 26, 2010, January 27, 2014, July 7, 2014 and [●].

3. The Certificate of Designation relating to Preferred Stock of the Corporation designated as “8.625% Series H Cumulative Redeemable Perpetual Preferred Stock.” filed on July 7, 2014 is hereby amended and restated in its entirety to read as follows:

Section 1 Designation.

The Shareholders hereby amend and restate the designation of the Board of Directors creating a series of Preferred Stock designated as “8.625% Series H Cumulative Redeemable Perpetual Preferred Stock,” and fix the preferences, rights, powers and duties of the holders of the Series H Preferred Stock as set forth in this Amendment and Restatement of Certificate of Designation. Each share of Series H Preferred Stock shall be identical in all respects to every other share of Series H Preferred Stock. The Series H Preferred Stock represent perpetual equity interests in the Corporation and shall not give rise to a claim by the holder for redemption thereof at a particular date.

Section 2 Shares.

The authorized number of shares of Series H Preferred Stock shall be 48,300 shares, subject to increase by filing a certificate of designation with respect to such additional shares. Shares of Series H Preferred Stock that are repurchased or otherwise acquired by the Corporation shall be cancelled and shall revert to the status of authorized but unissued preferred stock of the Corporation, undesignated as to series.

Section 3 Liquidation Rights.

(a) Upon the occurrence of any Liquidation Event, Series H Holders shall be entitled to receive out of the assets of the Corporation or proceeds thereof legally available for distribution to stockholders of the Corporation, (i) after satisfaction of all liabilities, if any, to creditors of the Corporation, (ii) after all applicable distributions of such assets or proceeds being made to or set aside for the holders of any Senior Securities then outstanding in respect of such Liquidation Event, (iii) concurrently with any applicable distributions of such assets or proceeds being made to or set aside for holders of any Parity Securities then outstanding in respect of such Liquidation Event and (iv) before any distribution of such assets or proceeds is made to or set aside for the holders of

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Common Stock and any other classes or series of Junior Securities as to such distribution, a liquidating distribution or payment in full redemption of such Series H Preferred Stock in an amount equal to the Series H Liquidation Preference. For purposes of clarity, upon the occurrence of any Liquidation Event, (x) the holders of then outstanding Senior Securities shall be entitled to receive the applicable Liquidation Preference on such Senior Securities before any distribution shall be made to the Series H Holders or any Parity Securities and (y) the Series H Holders shall be entitled to the Series H Liquidation Preference per share of Series H Preferred Stock in cash concurrently with any distribution made to the holders of Parity Securities and before any distribution shall be made to the holders of Common Stock or any other Junior Securities. Series H Holders shall not be entitled to any other amounts from the Corporation, in their capacity as Series H Holders, after they have received the Series H Liquidation Preference. The payment of the Series H Liquidation Preference shall be a payment in redemption of the Series H Preferred Stock such that, from and after payment of the full Series H Liquidation Preference any such share of Series H Preferred Stock shall thereafter be cancelled and no longer be outstanding.

(b) If, in the event of any distribution or payment described in Section 3(a) above where the Corporation’s assets available for distribution to holders of the outstanding Series H Preferred Stock and any Parity Securities are insufficient to satisfy the applicable Liquidation Preference for such Series H Preferred Stock and Parity Securities, the Corporation’s then remaining assets or proceeds thereof legally available for distribution to shareholders of the Corporation shall be distributed among the holders of outstanding Series H Preferred Stock and such Parity Securities, as applicable, ratably on the basis of their relative aggregate Liquidation Preferences. To the extent that the Series H Holders receive a partial payment of their Series H Liquidation Preference, such partial payment shall reduce the Series H Liquidation Preference of their Series H Preferred Stock, but only to the extent of such amount paid.

(c) After payment of the applicable Liquidation Preference to the holders of the outstanding Series H Preferred Stock and any Parity Securities, the Corporation’s remaining assets and funds shall be distributed among the holders of the Common Stock, the Existing Convertible Preferred Stock and any other Junior Securities then outstanding according to their respective rights and preferences.

Section 4 Voting Rights.

(a) Notwithstanding anything to the contrary in this Amended and Restated Certificate of Designation, the Series H Preferred Stock shall have no voting rights except as set forth in this Section 4 or as otherwise provided by the BCA.

(b)

(i) Unless the Corporation shall have received the affirmative vote or consent of the holders of at least a majority of the outstanding Series H Preferred Stock, voting as a single class, the Corporation shall not adopt any amendment to the Articles of Incorporation that materially and adversely alters the preferences, powers or rights of the Series H Preferred Stock.

(ii) Unless the Corporation shall have received the affirmative vote or consent of the holders of at least a majority of the outstanding Series H Preferred Stock, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, the Corporation shall not create or issue any Senior Securities.

(c) For any matter described in this Section 4 in which the Series H Holders are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), such Series H Holders shall be entitled to one vote per share of Series H Preferred Stock. Any shares of Series H Preferred Stock held by the Corporation or any of its subsidiaries or Affiliates shall not be entitled to vote.

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(d) No vote or consent of Series H Holders shall be required for (i) the creation or incurrence of any indebtedness, (ii) the authorization or issuance of any Common Stock or other Junior Securities or (iii) except as expressly provided in paragraph (c)(ii) above, the authorization or issuance of any Preferred Stock of the Corporation.

Section 5 Optional Redemption.

The Corporation shall have the right at any time, and from time to time, on or after July 8, 2019 to redeem the Series H Preferred Stock, in whole or in part, from any source of funds legally available for such purpose. The Corporation may undertake multiple partial redemptions. Subject to the first sentence of this paragraph, any such redemption shall occur on a date set by the Corporation (the “Series H Redemption Date”). In addition, at any time after the occurrence of a “fundamental change,” the Corporation shall have the right to redeem the Series H Preferred Stock, at its option, in whole or from time to time in part, from any source of funds legally available for such purpose. A “fundamental change” means an event that shall be deemed to have occurred at the time after the date hereof when the Corporation’s common stock ceases to be listed or admitted for trading on the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors).

(a) The Corporation shall effect any such redemption by paying cash for each share of Series H Preferred Stock to be redeemed equal to the Series H Liquidation Preference for such Series H Preferred Stock on such Series H Redemption Date (the “Series H Redemption Price”). The Series H Redemption Price shall be paid by the Paying Agent to the Series H Holders on the Series H Redemption Date.

(b) The Corporation shall give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled Series H Redemption Date, to the Series H Holders (as of 5:00 p.m. New York City time on the Business Day next preceding the day on which notice is given) of any Series H Preferred Stock to be redeemed as such Series H Holders’ names appear on the Corporation’s share transfer books maintained by the Transfer Agent at the address of such Series H Holders shown therein. Such notice (the “Series H Redemption Notice”) shall state: (1) the Series H Redemption Date, (2) the number of shares of Series H Preferred Stock to be redeemed and, if less than all outstanding Series H Preferred Stock are to be redeemed, the number (and the identification) of shares of Series H Preferred Stock to be redeemed from such Series H Holder, (3) the Series H Redemption Price and (4) the place where the shares of Series H Preferred Stock are to be redeemed and shall be presented and surrendered for payment of the Series H Redemption Price therefor.

(c) If the Corporation elects to redeem less than all of the outstanding Series H Preferred Stock, the number of shares of Series H Preferred Stock to be redeemed shall be determined by the Corporation, and such shares of Series H Preferred Stock shall be redeemed by such method of selection as the Paying Agent shall determine, either pro rata or by lot, with adjustments to avoid redemption of fractional shares of Series H Preferred Stock. The aggregate Series H Redemption Price for any such partial redemption of the outstanding Series H Preferred Stock shall be allocated correspondingly among the redeemed shares of Series H Preferred Stock. The shares of Series H Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided in this Amended and Restated Certificate of Designation (including the Corporation’s right, if it elects so, to redeem all or part of the Series H Preferred Stock outstanding at any relevant time in accordance with this Section 5 (including this paragraph (c))).

(d) If the Corporation gives or causes to be given a Series H Redemption Notice, the Corporation shall deposit with the Paying Agent funds, sufficient to redeem the Series H Preferred Stock as to which such Series H Redemption Notice shall have been given, no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the Series H Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Series H Redemption Price to the Series H Holders to be redeemed upon surrender or deemed surrender of the certificates therefor as set forth in the Series H Redemption Notice. If the Series H Redemption Notice shall have been given, from and after the Series H Redemption Date, unless the Corporation

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defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series H Redemption Notice, all rights of holders of such Series H Preferred Stock as the Corporation’s stockholders with respect to such Series H Preferred Stock shall cease, except the right to receive the Series H Redemption Price, and such Series H Preferred Stock shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be outstanding for any purpose whatsoever. The Corporation shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Series H Redemption Price of the Series H Preferred Stock to be redeemed), and the holders of any Series H Preferred Stock so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Corporation for any reason, including, but not limited to, redemption of Series H Preferred Stock, that remain unclaimed or unpaid after two years after the applicable Series H Redemption Date or other payment date, shall be, to the extent permitted by law, repaid to the Corporation upon its written request, after which repayment the Series H Holders entitled to such redemption or other payment shall have recourse only to the Corporation. Notwithstanding any Series H Redemption Notice, there shall be no redemption of any Series H Preferred Stock called for redemption until funds sufficient to pay the full Series H Redemption Price of such Series H Preferred Stock shall have been deposited by the Corporation with the Paying Agent.

(e) Any Series H Preferred Stock that are redeemed or otherwise acquired by the Corporation shall be canceled and shall constitute Preferred Stock subject to designation by the Board of Directors as set forth in the Articles of Incorporation. If only a portion of the Series H Preferred Stock represented by a certificate shall have been called for redemption, upon surrender of the certificate to the Paying Agent, the Paying Agent shall issue to the Series H Holders a new certificate (or adjust the applicable book-entry account) representing the number of Series H Preferred Stock represented by the surrendered certificate that have not been called for redemption.

Section 6 Rank.

The Series H Preferred Stock shall be deemed to rank:

(a) Senior to (i) the Common Stock, (ii) the Existing Convertible Preferred Stock, and (iii) any other class or series of capital stock established after the Series H Original Issue Date by the Board of Directors, the terms of which class or series do not expressly provide that it is made senior to or on parity with the Series H Preferred Stock as to dividends and distributions upon any Liquidation Event (collectively referred to with the Common Stock and the Existing Convertible Preferred Stock as “Junior Securities”);

(b) On a parity with the Corporation’s 8.75% Series G Cumulative Redeemable Perpetual Preferred Stock and any class or series of capital stock established after the Series H Original Issue Date by the Corporation, the terms of which class or series are not expressly subordinated or senior to the Series H Preferred Stock as to dividends and distributions upon any Liquidation Event (collectively referred to as “Parity Securities”); and

(c) Junior to any class or series of capital stock established after the Series H Original Issue Date by the Corporation, the terms of which class or series expressly provide that it ranks senior to the Series H Preferred Stock as to dividends and distributions upon any Liquidation Event (collectively referred to as “Senior Securities”).

The Corporation may issue Junior Securities and, subject to any approvals required by Series H Holders pursuant to Section 4(b)(ii), Parity Securities and Senior Securities from time to time in one or more classes or series without the consent of the Series H Holders. The Board of Directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such class or series before the issuance of any shares of such class or series.

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Section 7 Definitions.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Corporation, as they may be amended from time to time in a manner consistent with this Amended and Restated Certificate of Designation, and shall include this Amended and Restated Certificate of Designation.

“BCA” has the meaning set forth in the introductory paragraph of this Amended and Restated Certificate of Designation.

“Board of Directors” means the board of directors of the Corporation or, to the extent permitted by the Articles of Incorporation and the BCA, any authorized committee thereof.

“Business Day” means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required to close.

“Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

“Amended and Restated Certificate of Designation” means this Amended and Restated Certificate of Designation relating to the Series H Preferred Stock, as it may be amended from time to time in a manner consistent with this Amended and Restated Certificate of Designation, the Articles of Incorporation, the Bylaws and the BCA.

“Common Stock” means the common stock of the Corporation, par value $0.0001 per share, and any other outstanding class of common stock of the Corporation.

“Corporation” has the meaning set forth in the introductory paragraph of this Amended and Restated Certificate of Designation.

“Existing Convertible Preferred Stock” means the shares outstanding on the Series H Original Issue Date of the Corporation’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock.

“Junior Securities” has the meaning set forth in Section 6(a).

“Liquidation Event” means the occurrence of a dissolution, winding up of the affairs or liquidation of the Corporation, whether voluntary or involuntary. Neither the sale of all or substantially all of the property or business of the Corporation nor the consolidation or merger of the Corporation with or into any other Person, individually or in a series of transactions, shall be deemed a Liquidation Event.

“Parity Securities” has the meaning set forth in Section 6(b).

“Liquidation Preference” means, in connection with any distribution in connection with a Liquidation Event pursuant to Section 3(a) of this Amended and Restated Certificate of Designation and with respect to any holder of any class or series of capital stock of the Corporation, the amount otherwise payable to such holder in such distribution with respect to such class or series of capital stock (assuming no limitation on the assets of the Corporation available for such distribution). For avoidance of doubt, for the foregoing purposes the Series H Liquidation Preference is the Liquidation Preference with respect to the Series H Preferred Stock.

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“Paying Agent” means Continental Stock Transfer and Trust Company, acting in its capacity as paying agent for the Series H Preferred Stock, and its respective successors and assigns or any other payment agent appointed by the Corporation.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Preferred Stock” means securities of the Corporation, designated as “Preferred Stock,” which entitles the holder thereof to a preference as to the distribution of assets upon any Liquidation Event, over common stock, including the Series H Preferred Stock.

“Record Holder” means the Person in whose name Series H Preferred Stock is registered on the books of the Transfer Agent as of, unless otherwise set forth in this Amended and Restated Certificate of Designation, the opening of business on a particular Business Day.

“Registrar” means the Registrar of Corporations as defined in Section 4 of the BCA.

“Senior Securities” has the meaning set forth in Section 6(c).

“Series H Holder” means a Record Holder of the Series H Preferred Stock.

“Series H Liquidation Preference” means a liquidation preference for each share of Series H Preferred Stock initially equal to $2,500.00 per share, which liquidation preference shall be subject to decrease upon a distribution in connection with a Liquidation Event described in Section 3 of this Amended and Restated Certificate of Designation which does not result in payment in full of the liquidation preference of such share of Series H Preferred Stock.

“Series H Original Issue Date” means July 8, 2014.

“Series H Preferred Stock” means Preferred Stock having the designations, preferences, rights, powers and duties set forth in this Amended and Restated Certificate of Designation.

“Series H Redemption Date” has the meaning set forth in Section 5.

“Series H Redemption Notice” has the meaning set forth in Section 5(b).

“Series H Redemption Price” has the meaning set forth in Section 5(a).

“Stated Series H Liquidation Preference” means an amount equal to $2,500.00 per share of Series H Preferred Stock.

“Transfer Agent” means Continental Stock Transfer and Trust Company, acting it is capacity as registrar and transfer agent for the Series H Preferred Stock, and its respective successors and assigns or any other bank, trust company or other Person as shall be appointed from time to time by the Corporation to act as registrar and transfer agent for the Series H Preferred Stock.

Section 8 Fractional Shares.

No Series H Preferred Stock may be issued in fractions of a share.

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Section 9 No Sinking Fund.

The Series H Preferred Stock shall not have the benefit of any sinking fund.

Section 10 Record Holders.

To the fullest extent permitted by applicable law, the Corporation, the Registrar, the Transfer Agent and the Paying Agent may deem and treat any Series H Holder as the true, lawful and absolute owner of the applicable Series H Preferred Stock for all purposes, and neither the Corporation nor the Registrar, the Transfer Agent or the Paying Agent shall be affected by any notice to the contrary.

Section 11 Notices.

All notices or communications in respect of the Series H Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Amended and Restated Certificate of Designation, in the Articles of Incorporation, the Bylaws or by applicable law.

Section 12 Other Rights.

The Series H Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Amended and Restated Certificate of Designation, the Articles of Incorporation, the Bylaws or as provided by applicable law.

4. The amendment to the Articles of Incorporation was authorized by vote of the holders of at least a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders, including a vote of at least a 2/3 majority of the holders of 8.625% Series H Cumulative Redeemable Perpetual Preferred Stock voting as a class.

IN WITNESS WHEREOF, we have executed these Articles of Amendment as of this         day of                 , 2016.

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